                                                                    EXHIBIT 10.1

                                 LOAN AGREEMENT

                                  BY AND AMONG

                     LASALLE BUSINESS CREDIT, A DIVISION OF

                  ABN AMRO BANK N.V., CANADA BRANCH, AS LENDER

                                       AND

                           STEELBANK INC., AS BORROWER

                          DATED AS OF FEBRUARY 17, 2005

                                TABLE OF CONTENTS

1.       DEFINITIONS.............................................................................................   1

2.       LOANS...................................................................................................  13

         (a)      Revolving Loans................................................................................  13

         (b)      Term Loan......................................................................................  15

         (c)      Repayments.....................................................................................  16

3.       LETTERS OF CREDIT AND HEDGING...........................................................................  16

         (a)      General Terms..................................................................................  16

         (b)      Requests for Letters of Credit.................................................................  17

         (c)      Obligations Absolute...........................................................................  17

         (d)      Expiration Dates of Letters of Credit..........................................................  18

         (e)      Indemnity......................................................................................  18

         (f)      Hedging........................................................................................  18

4.       INTEREST, FEES AND CHARGES..............................................................................  18

         (a)      Interest Rate - Revolving Loans................................................................  18

         (b)      Interest Rate - Term Loan......................................................................  19

         (c)      Other LIBOR Provisions.........................................................................  19

         (d)      Other BA Equivalent Provisions.................................................................  21

         (e)      Computation of Interest and Fees...............................................................  21

         (f)      Default Interest Rate..........................................................................  22

         (g)      Fees And Charges...............................................................................  22

         (h)      Maximum Interest...............................................................................  23

5.       SECURITY................................................................................................  23

6.       PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.................................  24

7.       POSSESSION OF COLLATERAL AND RELATED MATTERS............................................................  24

8.       COLLECTIONS.............................................................................................  25

9.       COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES............................................  27

         (a)      Daily/Weekly Reports...........................................................................  27

         (b)      Monthly Reports................................................................................  27

         (c)      Financial Statements...........................................................................  28

         (d)      Annual Projections.............................................................................  28

         (e)      Explanation of Budgets and Projections.........................................................  28

         (f)      Other Information..............................................................................  28

10.      TERMINATION.............................................................................................  29

         (a)      Termination....................................................................................  29

         (b)      Termination by Borrower........................................................................  29

         (c)      Renewal........................................................................................  29

11.      REPRESENTATIONS AND WARRANTIES..........................................................................  30

         (a)      Financial Statements and Other Information.....................................................  30

         (b)      Locations......................................................................................  30

         (c)      Loans by Obligors..............................................................................  30

         (d)      Accounts and Inventory.........................................................................  31

         (e)      Liens..........................................................................................  31

         (f)      Organization, Authority and No Conflict........................................................  31

         (g)      Litigation.....................................................................................  31

         (h)      Compliance with Laws and Maintenance of Permits................................................  31

         (i)      Affiliate Transactions.........................................................................  32

         (j)      Names and Trade Names..........................................................................  32

         (k)      Equipment......................................................................................  32

         (l)      Enforceability.................................................................................  32

         (m)      Solvency.......................................................................................  32


         (n)      Indebtedness...................................................................................  33

         (o)      Margin Security and Use of Proceeds............................................................  33

         (p)      Parent, Subsidiaries and Affiliates............................................................  33

         (q)      No Defaults....................................................................................  33

         (r)      Employee Matters...............................................................................  33

         (s)      Intellectual Property..........................................................................  33

         (t)      Capital Stock..................................................................................  34

         (u)      Environmental Matters..........................................................................  34

         (v)      Plans..........................................................................................  34

         (w)      Taxes..........................................................................................  35

         (x)      Loan Agreement Default.........................................................................  35

         (y)      Survival of Representations, Warranties and Covenants..........................................  36

12.      AFFIRMATIVE COVENANTS...................................................................................  36

         (a)      Maintenance of Records.........................................................................  36

         (b)      Notices........................................................................................  36

         (c)      Compliance with Laws and Maintenance of Permits................................................  37

         (d)      Inspection and Audits..........................................................................  37

         (e)      Insurance......................................................................................  38

         (f)      Collateral.....................................................................................  39

         (g)      Use of Proceeds................................................................................  39

         (h)      Taxes..........................................................................................  39

         (i)      Intellectual Property..........................................................................  41

         (j)      Checking Accounts and Cash Management Services.................................................  41

         (k)      Documents, Agreements, Etc.....................................................................  41

         (l)      Permitted Real Estate Financing................................................................  41

13.      NEGATIVE COVENANTS......................................................................................  41


         (a)      Guarantees.....................................................................................  41

         (b)      Indebtedness...................................................................................  42

         (c)      Liens..........................................................................................  42

         (d)      Mergers, Amalgamations, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the
                  Ordinary Course of Business....................................................................  42

         (e)      Dividends and Distributions....................................................................  42

         (f)      Investments; Loans.............................................................................  42

         (g)      Fundamental Changes, Fiscal Year...............................................................  43

         (h)      Equipment......................................................................................  43

         (i)      Affiliate Transactions.........................................................................  43

         (j)      Settling of Accounts...........................................................................  43

         (k)      Management Fees; Compensation..................................................................  43

         (l)      Payments to Related Parties....................................................................  43

         (m)      Plans..........................................................................................  44

         (n)      Other Transactions.............................................................................  44

         (o)      Collateral and Business Changes................................................................  44

         (p)      Notices, Violation Notices, Etc................................................................  44

         (q)      Subordinated Debt..............................................................................  45

14.      FINANCIAL COVENANTS.....................................................................................  45

         (a)      Adjusted Net Worth.............................................................................  45

         (b)      Debt Service Coverage Ratio....................................................................  45

         (c)      Interest Coverage..............................................................................  45

         (d)      Capital Expenditure Limitations................................................................  46

15.      DEFAULT.................................................................................................  46

         (a)      Payment........................................................................................  46

         (b)      Breach of this Agreement and the Other Agreements..............................................  46


         (c)      Breaches of Other Obligations..................................................................  46

         (d)      Breach of Representations and Warranties.......................................................  46

         (e)      Loss of Collateral.............................................................................  46

         (f)      Levy, Seizure or Attachment....................................................................  46

         (g)      Bankruptcy or Similar Proceedings..............................................................  47

         (h)      Appointment of Receiver........................................................................  47

         (i)      Judgment.......................................................................................  47

         (j)      Death or Dissolution of Obligor................................................................  47

         (k)      Default or Revocation of Guarantee.............................................................  47

         (l)      Change of Control..............................................................................  48

         (m)      Criminal Proceedings...........................................................................  48

         (n)      Proceeding.....................................................................................  48

         (o)      Change of Management...........................................................................  48

         (p)      Other Agreements...............................................................................  48

         (q)      Material Adverse Change........................................................................  48

16.      REMEDIES UPON AN EVENT OF DEFAULT.......................................................................  48

         (a)      Revolving Loans and Letters of Credit..........................................................  48

         (b)      Remedies.......................................................................................  49

17.      CONDITIONS PRECEDENT....................................................................................  50

18.      NONLIABILITY OF LENDER..................................................................................  52

19.      INDEMNIFICATION.........................................................................................  52

20.      GENERAL PROVISIONS......................................................................................  53

         (a)      Accounting Terms and Definitions...............................................................  53

         (b)      Notice.........................................................................................  53

         (c)      Choice of Governing Law and Construction.......................................................  54

         (d)      Forum Selection and Service of Process.........................................................  54


         (e)      Modification and Benefit of Agreement..........................................................  54

         (f)      Currency and Currency Conversion...............................................................  54

         (g)      Headings of Subdivisions.......................................................................  55

         (h)      Power of Attorney..............................................................................  55

         (i)      Waivers, Confidentiality.......................................................................  55

         (j)      Timing of Payments.............................................................................  56

         (k)      Judgment Currency..............................................................................  56

         (l)      Severability...................................................................................  56

         (m)      Conflicts......................................................................................  56

         (n)      Counterparts...................................................................................  56

         (o)      Commitment Letter Superseded...................................................................  56

EXHIBIT A --                        FORM OF REVOLVING NOTE

EXHIBIT B --                        FORM OF TERM NOTE

EXHIBIT C --                        FORM OF COMPLIANCE AND FINANCIAL REPORTING CERTIFICATE

EXHIBIT D --                        FORM OF BORROWING BASE CERTIFICATE

EXHIBIT E --                        FORM OF STATUTORY PAYABLES REPORT

EXHIBIT F --                        FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 1 --                       PERMITTED LIENS

SCHEDULE 11(b)                      BUSINESS AND COLLATERAL LOCATIONS

SCHEDULE 11(g) --                   LITIGATION

SCHEDULE 11(i) --                   AFFILIATE TRANSACTIONS

SCHEDULE 11(j) --                   NAMES & TRADE NAMES

SCHEDULE 11(n) --                   INDEBTEDNESS

SCHEDULE 11(p) --                   PARENT, SUBSIDIARIES AND AFFILIATES

SCHEDULE 11(q) --                   MATERIAL CONTRACTS

SCHEDULE 11(r) --                   OBLIGORS' COLLECTIVE BARGAINING AGREEMENTS AND LABOUR CONTRACTS

SCHEDULE 11(s) --                   INTELLECTUAL PROPERTY

SCHEDULE 11(t)                      OBLIGORS' AUTHORIZED AND ISSUED CAPITAL STOCK AND REGISTERED AND BENEFICIAL
                                    HOLDERS

SCHEDULE 11(v) --                   PLANS

SCHEDULE 17(a)  -                   CLOSING AGENDA

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT (as the same may be amended, restated, modified, supplemented or replaced from time to time, this "AGREEMENT") made this 17th day of February, 2005 by and among LASALLE BUSINESS CREDIT, a division of ABN AMRO BANK N.V., CANADA BRANCH, as lender, 15th Floor, Maritime Life Tower, 79 Wellington Street West, Toronto-Dominion Centre, Toronto, Ontario, M5K 1G8 (the "LENDER") and STEELBANK INC., a New Brunswick corporation, having its principal place of business at 5349 Maingate Drive, Mississauga, Ontario, L4W 1G6 (the "BORROWER").

                              W I T N E S S E T H:

      WHEREAS, Borrower may, from time to time, request Loans from Lender, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Lender, shall be made;

      NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

      1.    DEFINITIONS.

      "ACCOUNT", "CHATTEL PAPER", "DOCUMENTS OF TITLE", "EQUIPMENT", "FIXTURES", "GOODS", "INSTRUMENTS", "INTANGIBLES", "INVENTORY", "PROCEEDS" and "SECURITIES" shall have the respective meanings assigned to such terms in the PPSA, as the same may be in effect from time to time.

      "ABN" shall mean ABN AMRO Bank N.V., Canada Branch.

      "ACCOUNT DEBTOR" shall mean a Person who owes payment on an Account.

      "ADJUSTED NET WORTH" shall mean, with respect to the Borrower, on a consolidated basis, shareholders' equity (including retained earnings) less the book value of all intangible assets, leasehold improvements, prepaid expenses, and amounts owing from Affiliates and other related Persons (including officers and employees), all as determined by Lender on a consistent basis, plus the amount of any Subordinated Debt on terms and conditions acceptable to Lender in its sole judgment.

      "AFFILIATE" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, Borrower, (ii) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of Borrower, or (iii) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by Borrower.

      "APPLICABLE MARGIN" shall mean the following percentages per annum, (a) until adjusted following the first anniversary of the Closing Date as provided below, determined in accordance with Level III and (b) thereafter, based upon the Borrower's EBITDA as set forth in the most recent annual audited financial statements of the Borrower with a certificate of the Borrower calculating the Borrower's EBITDA for the preceding Fiscal Year (the "EBITDA Certificate") received by the Lender:

                       Applicable Margin - Pricing Matrix

                                                                                              BA Equivalent/
Pricing                            Canadian Prime    U.S. Prime Rate     Canadian Prime        LIBOR Rate
 Level              EBITDA           Rate Loans           Loans          Rate Term Loan           Loans
-------             -----------    --------------    ---------------     --------------       --------------
I                   =$3,500,000       0.75%               0.00%              1.00%                2.25%
II                  =$3,000,000       1.00%               0.00%              1.25%                2.50%
III                 =$2,500,000       1.25%               0.00%              1.50%                2.75%

      Any increase or decrease in the Applicable Margin resulting from a change in EBITDA shall become effective as of the first day of the first month following the date of the most recent EBITDA Certificate beginning with the EBITDA Certificate delivered to the Lender following Fiscal Year 2005; provided, however, that if no EBITDA Certificate is delivered in respect of a Fiscal Year, then Pricing Level III shall apply as of the first day of the first month following the date on which such EBITDA Certificate was required to be delivered until subsequently adjusted by the delivery of such EBITDA Certificate. The Applicable Margin in effect from the Closing Date until the first adjustment, as aforesaid, shall be determined based upon Pricing Level III. At the commencement of any Renewal Term, Lender may, in its sole discretion, re-set the EBITDA levels (in respect of the foregoing) based on pro-forma budgets provided by the Borrower.

      "BA EQUIVALENT LOAN" shall mean a Loan bearing interest at the applicable BA Equivalent Rate.

      "BA EQUIVALENT RATE" shall mean at any time in respect of any dollar amount and any term of a BA Equivalent Loan, the rate of interest per annum, as determined by Lender to be equal to the CDOR Rate plus 0.05%.

      "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or (i) with respect to all matters, determinations, fundings and payments in connection with LIBOR Rate Loans, any day on which banks in Toronto, Ontario, Canada or London, England are required or permitted to close, and (ii) with respect to all other matters, any day that banks in Toronto, Ontario, Canada are required or permitted to close.

      "CANADIAN PRIME RATE" shall mean the floating annual rate of interest established from time to time by ABN in its sole discretion as the reference rate for determining interest rates made on commercial loans made in Canada in the lawful currency of Canada and designated as its prime rate; provided that under no circumstances shall the Canadian Prime Rate be less than ABN's cost of funds plus one and one half percent (1.50%) per annum. The Canadian Prime Rate is not intended to be the lowest or most favourable rate of ABN in effect at any time.

      "CANADIAN PRIME RATE LOANS" shall mean the Loans bearing interest with reference to the Canadian Prime Rate.

      "CAPITAL EXPENDITURES" shall mean with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower and its Subsidiaries during such period that are required by generally accepted accounting principles, consistently applied, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on the balance sheet of Borrower and its Subsidiaries.

      "CDOR RATE" shall mean on any date, the per annum rate of interest which is the rate based on the rate applicable to Canadian dollar bankers' acceptances for a term comparable to the applicable BA Equivalent Loan period on the "REUTERS SCREEN CDOR PAGE" on such date, or if such date is not a Business Day, then on the immediately preceding Business Day, provided, however, if no such rate appears on such page as contemplated by this definition, then the CDOR Rate on any such date shall be the rate determined by Lender in its discretion acting reasonably.

      "CLOSING DATE" shall mean the date upon which the initial Loans are made.

      "COLLATERAL" shall mean all of the assets, property and undertaking, real/immoveable and personal/moveable, of any Obligor, Guarantor or any other Person now or hereafter pledged to Lender, to secure, either directly or indirectly, repayment of any of the Liabilities.

      "DEBT SERVICE COVERAGE RATIO" shall mean the ratio of (i) net income plus depreciation, amortization and other non-cash items minus Capital Expenditures not financed to (ii) current paid and/or payable principal payments on all long term debt (including capital leases (as defined in accordance with GAAP), plus current paid and/or payable payments (not accrued) made in respect of any Distribution, plus all current paid and/or payable payments made in respect of Subordinated Debt).

      "DEFAULT" shall mean any event, condition or default which with the giving of notice, the lapse of time or both would be an Event of Default.

      "DILUTION" shall mean, with respect to any period, the percentage obtained by dividing (i) the sum of non-cash credits against Accounts (including, but not limited to returns, adjustments, allowances, discounts, rebates, write-offs and offsets) of Borrower for such period, plus pending or probable, but not yet applied, non-cash credits against Accounts of Borrower for such period, as determined by Lender in its sole discretion, by (ii) gross invoiced sales of Borrower for such period.

      "DISTRIBUTION" shall mean, in respect of any Person: (i) the declaration or payment of any bonus, dividend or other distribution (whether in cash or in kind) on, or the purchase, redemption or retirement of, any shares of any class of its stock, or the making of any payment on account of, or setting apart assets for the repurchase, redemption, defeasance or retirement of, any class of its stock; or (ii) making any optional payment or prepayment on or redemption (including without limitation by making payments to a sinking fund or analogous fund) or repurchase of any indebtedness for borrowed money other than indebtedness pursuant to this Agreement, or (iii) making any payment on or in respect of any indebtedness, or any interest, fee or other payment, to any parent, Subsidiary, affiliate corporation or other related Person.

         "EBITDA" shall mean, with respect to any period, Borrower's net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses) plus interest expense, income tax expense, depreciation and amortization for such period, plus or minus any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period, all on a consolidated basis.

      "ELIGIBLE ACCOUNT" shall mean an Account owing to Borrower which is acceptable to Lender in its sole discretion, for lending purposes. Without limiting Lender's discretion, Lender shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

      (i) it is genuine and in all respects what it purports to be;

      (ii) it is owned by Borrower, Borrower has the right to subject it to a security interest in favour of Lender or assign it to Lender and it is subject to a first priority perfected security interest in favour of Lender and to no other claim, Lien, security interest or encumbrance whatsoever, other than Permitted Liens;

      (iii) it arises from (A) the performance of services by Borrower in the ordinary course of Borrower's business, and such services have been fully performed; or (B) the sale or lease of Goods by Borrower in the ordinary course of Borrower's business, and (x) such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to the Account Debtor, (y) such Account Debtor has not refused to accept, returned or offered to return, any of the Goods which are the subject of such Account, and (z) Borrower has possession of, or Borrower has delivered to Lender (at Lender's request) shipping and delivery receipts evidencing delivery of such Goods;

      (iv) it is evidenced by an invoice rendered to the Account Debtor with respect to which more than ninety (90) days have elapsed since the date of the original invoice therefor or which is more than thirty (30) days past due; (but in any event no more than ninety (90) days past its invoice date); provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid in accordance with the foregoing provisions of this paragraph (iv), then all Accounts owing by that Account Debtor shall be deemed ineligible;

      (v) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim/contra, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

      (vi) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

      (vii) the Account Debtor thereunder is not a director, officer, employee or Lender of Borrower, or a Subsidiary, Parent or Affiliate;

      (viii) it is not an Account with respect to which the Account Debtor is Her Majesty the Queen, in right of Canada, the United States of America or any provincial, state, municipal or local government or any other political subdivision thereof, or any department, agency, public corporation or other instrumentality thereof;

         (ix) it is not an Account with respect to which the Account Debtor is located in a jurisdiction which requires Borrower, as a precondition to commencing or maintaining an action in the courts of that jurisdiction, either to (A) receive a certificate of authority/status to do business and be in good standing in such jurisdiction; or (B) file a notice of business activities report or similar report with such jurisdiction's taxing authority, or (C) otherwise comply with any other requirement of such state, province or country, unless (x) Borrower has taken one of the actions described in clauses (A), (B) or (C); (y) the failure to take one of the actions described in either clause
(A), (B) or (C) may be cured retroactively by Borrower at its election; or (z) Borrower has proven, to Lender's satisfaction, that it is exempt from any such requirements under any such jurisdiction's laws;

         (x) the Account Debtor maintains its chief executive office in, and is organized under the laws of, Canada or the United States of America or any state or province thereof;

         (xi) it is not an Account with respect to which the Account Debtor's obligation to pay is subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

         (xii) it is an Account which is not a "PRE-BILL"; "PROGRESS BILL" or otherwise with respect to which the goods giving rise to such Account have not been shipped and, if required to create a valid Account, delivered to the Account Debtor or the services giving rise to such Account have not been performed by the Borrower, as applicable, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services or such Account otherwise arises from a incomplete sale or service;

         (xiii) it is not an Account which arises on a cash or cash on delivery transaction;

         (xiv) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue; or (B) which violates any of the covenants of Borrower contained in this Agreement;

         (xv) with respect to which any one or more of the following events has not occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request, proposal, notice of intent to file a proposal, proceeding, action or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, restructuring, liquidation, winding up, corporate or similar laws of Canada, the United States, any province, state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver, trustee, monitor, custodian, liquidator, administrator, interim receiver, monitor or trustee or other official for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "trustee" under the Bankruptcy and Insolvency Act (Canada) or "custodian," as defined in the Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency, liquidation, bankruptcy, winding up or reorganization proceeding (under the laws of Canada, including applicable corporate statutes, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada)) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

      (xvi) it is not an Account which, when added to a particular Account Debtor's, or affiliated group of Account Debtors, other indebtedness to Borrower, exceeds 10% of all Accounts of Borrower or a credit limit determined by Lender in its sole discretion, for that Account Debtor, or affiliated group of Account Debtors, (except that Accounts excluded from Eligible Accounts solely by reason of this clause (xiii) shall be Eligible Accounts to the extent of such credit limit);

      (xvii) it is not a future dated Account;

      (xvii) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Lender in its sole discretion; and

      (xix) such Account is determined by the Lender in its good faith credit discretion not to be ineligible for any other reason.

      "ELIGIBLE INVENTORY" shall mean Inventory of Borrower which is acceptable to Lender in its sole discretion, for lending purposes. Without limiting Lender's discretion, Lender shall, in general, consider Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

      (i) it is owned by Borrower, Borrower has the right to subject it to a security interest in favour of Lender and it is subject to a first priority perfected security interest in favour of Lender and to no other claim, Lien, security interest or encumbrance whatsoever, other than Permitted Liens;

      (ii) it is located on one of the owned or leased premises listed on
Schedule 11(b) (or other owned or leased locations of which Lender has been advised in writing pursuant to Subsection 12(b)(i) hereof), such locations are within Canada or the United States and the requisite landlord waiver or other third party waiver or document has been delivered to Lender in form and substance satisfactory to it and is not in transit unless in transit from a supplier (anywhere in the world) and (A) acquired under a documentary/trade Letter of Credit which has not been drawn, (B) the Lender is named as consignee and owner on all bills of lading and other title documents and same are in the possession of the Lender, (C) the Inventory would otherwise constitute Eligible Inventory hereunder and (D) the Inventory is insured (on terms and with insurers) to the satisfaction of the Lender in its discretion;

      (iii) if held for sale or lease or furnishing under contracts of service, it is (except as Lender may otherwise consent in writing) new and unused and free from defects which would, in Lender's sole determination, affect its market value;

      (iv) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Lender has given its prior written approval and Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, such Personal Property Security Act or Uniform Commercial

Code financing statements, warehouse receipts, waivers and other documents as Lender shall require;

      (v) Lender has determined, in accordance with Lender's customary business practices, that it is not unacceptable due to age, type, category or quantity;

      (vi) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue; or (B) which violates any of the covenants of Borrower contained in this Agreement.

      (vii) it is not work in process;

      (viii) it is not packaging materials, stores or parts inventory;

      (ix) it is not consignment Inventory;

      (x) it is not damaged, slow-moving, obsolete, or unsaleable as determined by the Lender in its sole discretion; and

      (xi) such Inventory is determined by the Lender in its good faith credit discretion not to be ineligible for any other reason.

      "ENVIRONMENTAL LAWS" shall mean all federal, provincial, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrower's business or facilities owned, managed or operated by Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

      "EQUIPMENT APPRAISAL" shall mean the appraisal of Borrower's unencumbered machinery and Equipment addressed to Lender dated as of February 2, 2005 completed by an appraiser acceptable to the Lender.

      "EQUIVALENT" shall mean the amount in one currency which is equivalent to an amount in another currency when such latter amount is converted to such former currency in accordance with Subsection 20(f) hereof.

      "EVENT OF DEFAULT" shall have the meaning specified in Section 15 hereof.

      "EXCESS AVAILABILITY" shall mean, as of any date of determination by Lender, the lesser of (i) the Maximum Revolving Loan Limit less the sum of the outstanding Revolving Loans, Letter of Credit Obligations and Hedging Liability Reserve and (ii) the Revolving Loan Limit less the sum of the outstanding Revolving Loans, Letter of Credit Obligations and Hedging Liability Reserve, in each case as of the close of business on such date. For purposes of calculating Excess Availability and the amount of the Revolving Loan Limit relating thereto, Lender may, in the exercise of its sole discretion, and without prejudice to its ability to establish other reserves as set out in this Agreement, establish a reserve in an aggregate amount based on the Borrower's outstanding debt which is in arrears (in accordance with Lender's normal standards) or which is past due in any material respect, as of such date of determination, to the extent thereof.

      "EXCESS CASH FLOW" shall mean, for the Borrower on a consolidated basis, in respect of any period, without duplication (a) the sum of (i) net income plus
(ii) deferred taxes plus (iii) depreciation plus (iv) unpaid interest (which is not intended to be paid) plus (v) amortization plus (vi) any non-cash losses less (b) the sum of (i) all principal payments made or required to be made during such period in respect of any debt, plus (ii) Capital Expenditures not financed during such period, plus (iii) any non-cash gains, plus (iv) permitted Distributions.

      "EXCLUDED TAXES" means taxes, levies, imposts, deductions, charges or withholdings, including interest, penalties or additions thereto, and all related liabilities, imposed on or measured by net income or net profits of the Lender, capital taxes or franchise taxes imposed pursuant to the laws of Canada or by the jurisdiction under the laws of which the Lender is organized, in which the Lender is resident for tax purposes or in which the principal office or applicable lending office of the Lender is located or in which it is otherwise deemed to be engaged in a trade or business for tax purposes or any subdivision thereof or therein, and any branch profits taxes or any similar tax imposed by any jurisdiction on the Lender.

      "FISCAL YEAR" shall mean each twelve (12) month accounting period of Borrower, which ends on December 31 of each year.

      "FORCED LIQUIDATION VALUE" shall have the meaning specified in the Equipment Appraisal.

      "GAAP" shall mean generally accepted accounting principles in effect in Canada from time to time applied in a consistent manner from period to period.

      "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province, municipality, region or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing and any department, agency, board, commission, tribunal, committee or instrumentality of any of the foregoing.

      "GSA" shall mean the general security agreement issued by the Borrower in favour of the Lender dated as of the date hereof.

      "GUARANTEE" shall have the meaning specified in Section 5.

      "GUARANTOR" shall mean Tarpon Industries, Inc.

      "HAZARDOUS MATERIALS" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

      "HEDGING LIABILITY RESERVE" shall mean at any time a fluctuating amount based upon a reserve calculated as a percentage which Lender shall from time to time determine in its sole discretion of the nominal amount of all foreign exchange contracts, not to exceed Cdn.$9,000,000, (including, without limitation hedging, futures and option agreements) then outstanding between the Borrower and Lender, all as determined by Lender in its sole discretion.

      "INDEMNIFIED PARTY" shall have the meaning specified in Section 19 hereof.

      "INDEMNIFIED TAXES" means all Taxes other than Excluded Taxes.

      "INTEREST COVERAGE RATIO" shall mean the ratio of (i) net income plus interest, taxes, depreciation, amortization, and other non-cash items minus Capital Expenditures not financed to (ii) Interest Expense.

      "INTEREST EXPENSE" shall mean for any period as determined in conformity with GAAP, total interest expense, paid (including without limitation, in respect of the Loans and Subordinated Debt, if any), the interest component of capitalized lease (defined in accordance with GAAP) obligations for such period, all bank fees and net costs under interest rate contracts.

      "INTEREST PERIOD" shall have the meaning specified in Subsection 4(a)(iii) hereof.

      "LETTER OF CREDIT" shall mean any Letter of Credit issued on behalf of Borrower in accordance with this Agreement.

      "LETTER OF CREDIT OBLIGATIONS" shall mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all Letters of Credit, and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to Loans hereunder.

      "LIABILITIES" shall mean any and all obligations, liabilities and indebtedness of Borrower, each Obligor and Guarantor to the Lender or to any parent, affiliate or subsidiary of Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law, including, without limitation, the Hedging Liability Reserve.

      "LIBOR RATE" for any Interest Period means a rate of interest per year equal to the rate at which ABN is prepared to offer, as at 11:00 a.m. (London, England time) on the second LIBOR Banking Day before the start of such Interest Period, deposits to leading banks in the London, England interbank Eurocurrency market in an amount of United States dollars similar to the amount of the applicable LIBOR Rate Loan, and for a deposit period equal to such Interest

Period, except that if there is no such rate at which ABN is so prepared to offer, then it means the rate (if any) determined by the Lender in its sole and unfettered discretion, and quoted to and accepted by the Borrower, before the start of the Interest Period as the rate at which the Lender is willing to lend United States dollars in the amount of the applicable LIBOR Rate Loan for that Interest Period.

      "LIBOR RATE LOANS" shall mean the Loans bearing interest with reference to the LIBOR Rate.

      "LIEN" shall mean: (a) any interest in Property securing an obligation owed to, or a claim by, a Person, whether such interest is based on the common law, statute, or contract, and including, without limitation, a security interest, charge, claim, or Lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause
(a), (i) any rights of repossession or similar rights of unpaid suppliers, (ii) any reservation, exception, encroachment, easement, right-of-way, condition, restrictment, lease or other title exception or encumbrance affecting Property, and (iii) any other Lien, charge, privilege, secured claim, title retention, garnishment right, deemed trust, encumbrance or other right affecting Property, choate or inchoate, whether or not crystallized or fixed, whether or not for amounts due or accruing due, arising by any statute or law of any jurisdiction, at common law, in equity or by any agreement.

      "LOANS" shall mean all loans, advances and financial accommodations made by Lender to or on behalf of Borrower hereunder and includes, without limitation, the Letter of Credit Obligations.

      "LOCK BOX" and "LOCK BOX ACCOUNT" shall have the meanings specified in Subsection 8(a) hereof.

      "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, property, assets, prospects, operations or condition, financial or otherwise, of a Person.

      "MAXIMUM LOAN LIMIT" shall mean Ten Million One Hundred Thousand Canadian Dollars (Cdn.$10,100,000).

      "MAXIMUM REVOLVING LOAN LIMIT" shall have the meaning specified in Subsection 2(a) hereof.

      "NOLV" shall mean the Orderly Liquidation Value of Borrower's eligible Equipment, net of estimated costs, expenses and commissions, in each case, as set forth in the Equipment Appraisal

      "OBLIGOR" shall mean Borrower and each other Person (excluding the Guarantor) who is or shall become primarily or secondarily liable for any of the Liabilities.

      "ORDERLY LIQUIDATION VALUE" shall mean the orderly liquidation value of Borrower's owned unencumbered machinery and Equipment as set forth in the Equipment Appraisal.

      "ORIGINAL TERM" shall have the meaning specified in Section 10 hereof.

      "OTHER AGREEMENTS" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, guarantees (including Guarantee of Guarantor dated even date herewith), mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements (including the GSA, the Section 427 Security and the security listed in Section 5 hereof), leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower, any Obligor, the Guarantor or any other Person and delivered to Lender or to any parent, affiliate or subsidiary of Lender in connection with the Liabilities or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

      "OTHER TAXES" means any present or future transfer, mortgage, stamp or documentary taxes or any other excise or property taxes, charges, financial institutions duties, debits taxes or similar levies imposed by Canada, or any province or territory thereof, the United States or any other jurisdiction that arise from any payment under this Agreement or the Guarantee or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or the Guarantee.

      "PARENT" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of Borrower.

      "PERMITTED LIENS" shall mean (i) statutory Liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder; (ii) Liens or security interests in favour of Lender; (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on any Obligor's ability to use such real property for its intended purpose in connection with such Obligor's business; (iv) Liens to secure the Permitted Real Estate Financing which may be consented to by Lender; (v) Liens in connection with purchase money indebtedness and capitalized leases otherwise permitted pursuant to this Agreement, provided, that such Liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases; (vi) Liens for taxes (other than inchoate Liens in connection with goods and services taxes, provincial sales taxes or harmonized sales taxes, workers' compensation, employment insurance, Canada Pension Plan and similar legislation provided that no amounts are unpaid or unremitted when due), provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the Obligors' books and records to the extent required by GAAP and a stay of enforcement of any such Lien is in effect; (vii) Liens arising from judgments and attachments in connection with court proceedings provided the Obligors are in compliance with the provisions thereof and that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material property of the Obligors is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect; (viii) Liens set forth on Schedule 1 hereto; and (ix) Liens specifically permitted by Lender in writing.

      "PERMITTED REAL ESTATE FINANCING" means a financing completed by the Borrower with a third party and secured on all or part of the real estate known as 2495 Haines Road, Mississauga, Ontario, L4Y 1Y7, provided that: (a) the terms and conditions, including fees, rates, amortization and other terms of the indebtedness incurred and Liens created are acceptable to the Lender in its sole discretion, and (b) no Default or Event of Default has occurred and is continuing or will occur in consequence thereof.

      "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (whether federal, provincial, regional, city, state, local, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

      "PLAN" shall mean any pension or other employee benefit plan and which is:
(a) a plan maintained by an Obligor; (b) a plan to which an Obligor contributes or is required to contribute; (c) a plan to which an Obligor was required to make contributions at any time during the five (5) calendar years preceding the date of this Agreement; or (d) any other plan with respect to which an Obligor has incurred or may incur liability, including contingent liability, either to such plans or to any Person.

      "PPSA" means the Personal Property Security Act (Ontario) (or any successor statute) or similar legislation of any other jurisdiction the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, validity or effect of security interests.

      "PRIME RATE LOANS" means collectively Canadian Prime Rate Loans and US Prime Rate Loans.

      "PROPERTY" shall mean shall mean any interest in any kind of property or asset, whether real, personal, or mixed, moveable or immoveable, tangible or intangible.

      "RENEWAL TERM" shall have the meaning specified in Section 10 hereof.

      "REVOLVING LOAN LIMIT" shall have the meaning specified in Subsection 2(a) hereof.

      "REVOLVING LOANS" shall have the meaning specified in Subsection 2(a) hereof.

      "REVOLVING NOTE" shall mean the promissory note in the original principal amount of Eight Million Canadian Dollars (Cdn.$8,000,000), executed by the Borrower to the order of Lender, dated as of the Closing Date.

      "SECTION 427 SECURITY" shall mean the security documents issued by the Borrower to the Lender under Section 427 of the Bank Act (Canada).

      "SUBORDINATED DEBT" shall mean any indebtedness of Borrower, Obligors and Guarantor that is expressly subordinated to the Liabilities on terms and conditions acceptable to the Lender in its discretion.

      "SUBSIDIARY" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by an Obligor, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by an Obligor or any partnership of which an Obligor is a general partner.

      "TAX" or "TAXES" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

      "TERM LOAN" shall have the meaning specified in Subsection 2(b) hereof.

      "TERM NOTE" shall mean the promissory note in the principal amount of Two Million One Hundred Thousand Canadian Dollars (Cdn.$2,100,000), executed by the Borrower to the order of Lender, dated as of the Closing Date.

      "US PRIME RATE" shall mean ABN's publicly announced prime rate for United States dollar commercial loans made in Canada to Canadian borrowers (which is not intended to be ABN's lowest or most favourable rate in effect at any time) in effect from time to time.

      "US PRIME RATE LOANS" shall mean Loans bearing interest with reference to the US Prime Rate.

      "VIOLATION NOTICE" means any notice received by an Obligor, from any governmental or regulatory body or agency under any Environmental Law that the Borrower or any of its Property is not in compliance with the requirements of any Environmental Law.

      2. LOANS.

      (A) REVOLVING LOANS.

      Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, the Lender agrees to make revolving loans and advances (the "REVOLVING LOANS") requested by Borrower up to the Maximum Revolving Loan Limit so long as after giving effect to such Revolving Loans, the sum of the aggregate unpaid principal balance of the Revolving Loans, the Hedging Liability Reserve and the Letter of Credit Obligations does not exceed an amount up to the sum of the following sublimits expressed as the Equivalent in Canadian dollars (the "REVOLVING LOAN LIMIT"):

      (i) up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrower's business) of Borrower's Eligible Accounts; provided that such advance rate shall be reduced by one (1) percentage point for each whole or partial percentage point by which Dilution (as determined by Lender in good faith based on the results of the most recent twelve (12) month period for which Lender has conducted a field audit of Borrower) exceeds five percent (5%); plus

      (ii) the lesser of (a) up to eighty-five percent (85%) of the NOLV of Borrower's Eligible Inventory which includes steelcoils, raw materials, slit coils and finished goods and (b) (x) sixty percent (60%) of the net book value (at the lower of cost or market) of Borrower's Eligible Inventory which includes steelcoils, raw materials and finished goods plus (y) twenty percent (20%) of the net book value (at the lower of cost or market) of Borrower's Eligible Inventory which is slit coils, (provided that the amount as calculated in Subsection 2(a)(ii)(b)(y) shall not exceed $300,000 in the aggregate and the amount as calculated under the whole of this Subsection 2(a)(ii) shall not exceed Three Million Five Hundred Thousand Canadian Dollars (Cdn.$3,500,000) in the aggregate); minus

      (iii) an amount equal to (a) one hundred percent (100%) minus the specific advance rates (stated in terms of percentages) on Eligible Inventory (which includes slit coil, master coil and finished goods), multiplied by (b) the outstanding documentary Letter of Credit Obligations of the Borrower relating to the purchase of such specific Eligible Inventory of the Borrower; minus

      (iv) the full amount of all outstanding Letters of Credit Obligations in respect of standby or documentary Letters of Credit (other than documentary Letters of Credit covering the importation of Eligible Inventory for which provision is made in Subsection 2(a)(iii)); minus

      (v) such reserves as Lender elects, in its sole discretion, to establish from time to time, including, without limitation, reserves established in the good faith credit discretion of the Lender for amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Lenders' Liens and/or for amounts which may represent costs relating to the enforcement of the Lender's Liens including, without limitation, in the good faith credit discretion of the Lender, any such amounts due and not paid for vacation pay, amounts due and not paid under any legislation relating to workers' compensation or to employment insurance, all amounts in respect of Taxes deducted or withheld and not paid and remitted when due currently or past due and not paid, including, without limitation, for realty, municipal or similar taxes (to the extent impacting personal or moveable property) and all amounts currently or past due and not contributed, remitted or paid to any Plan or under the Canada Pension Plan, the Pension Benefits Act (Ontario) or any similar legislation; and without duplication of amounts deducted in determining the Eligible Accounts, reserves in an amount determined by the Lender from time to time in respect of such portion of the Accounts as represents a sales or excise tax or goods and services tax; and reserves for potential preferential creditor items (including, without limitation, if needed in Lender's sole discretion, an amount in respect of "30 DAY GOODS");

provided, that the Revolving Loan Limit shall in no event exceed Eight Million Canadian Dollars (Cdn.$8,000,000) or the Equivalent in United States dollars (the "MAXIMUM REVOLVING LOAN LIMIT").

      The aggregate unpaid principal balance of the Revolving Loans shall not at any time exceed the lesser of the (i) Revolving Loan Limit minus the Letter of Credit Obligations and the Hedging Liability Reserve and (ii) the Maximum Revolving Loan Limit minus the Letter of Credit Obligations and the Hedging Liability Reserve. If at any time the outstanding Revolving Loans exceed either the Revolving Loan Limit or the Maximum Revolving Loan Limit, in each case minus the Letter of Credit Obligations and the Hedging Liability Reserve, or any portion of the Revolving Loans, Letter of Credit Obligations and the Hedging Liability Reserve exceeds any applicable sublimit within the Revolving Loan Limit, Borrower shall immediately, and without the necessity of demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess and Lender shall apply such payment to the Revolving Loans in such order as Lender shall determine in its sole discretion.

      Borrower hereby authorizes Lender, in its sole discretion, to charge any of Borrower's accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements. All Loans shall, in Lender's sole discretion, be evidenced by one or more promissory notes in substantially in the form set forth as Exhibit A attached hereto. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Lender which books and records shall constitute prima facie evidence thereof.

      A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: Borrower shall give Lender same day notice, no later than 12:00 noon (Toronto time) for such day, of its request for a Revolving Loan as a Prime Rate Loan, and at least three (3) Business Days prior notice of its request for a Revolving Loan as a LIBOR Rate Loan or a BA Equivalent Loan, in which notice Borrower shall specify the amount of the proposed borrowing, the proposed borrowing date and, in the case of LIBOR Loans and BA Equivalent Loans, the Interest Period; provided, however, that no such request may be made at a time when there exists and is continuing a Default or an Event of Default. In the event that Borrower maintains a chequing account at ABN, each cheque presented for payment against such chequing account and any other charge or request for payment against such chequing account shall constitute a request for a Revolving Loan as a Canadian Prime Rate Loan or US Prime Rate Loan, as applicable. As an accommodation to Borrower, Lender may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's, acting reasonably, honouring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

      Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Loan requested by Borrower, or deemed to be requested by Borrower, as follows: the proceeds of each Revolving Loan requested under Subsection 2(a) shall be disbursed by Lender in lawful money of Canada or the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time, or elsewhere if pursuant to a written direction from Borrower.

      (B) TERM LOAN.

      Subject to the terms and conditions of this Agreement and the Other Agreements, on the date that the conditions to the initial Loans are satisfied, the Lender agrees to make a term loan to Borrower in an amount equal to Two Million One Hundred Thousand Canadian Dollars (Cdn.$2,100,000) against Borrower's unencumbered machinery and Equipment approved by the

Lender for inclusion in the calculation of availability ("TERM LOAN"). Amounts repaid with respect to the Term Loan may not be reborrowed.

      (C) REPAYMENTS.

      Liabilities shall be repaid as follows:

      (i) Repayment of Revolving Loans. The Revolving Loans and all other Liabilities (other than the Term Loan) shall be repaid on the last day of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Subsection 10(c) hereof.

      (ii) Repayment of Term Loan. Term Loan shall be repaid in sixty (60) equal monthly instalments of Thirty-Five Thousand Canadian Dollars (Cdn.$35,000) payable on the last day of each month commencing the month following the date of this Agreement; provided that any remaining outstanding principal balance of the Term Loan shall be repaid at the end of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Subsection 10(c) hereof. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

      (iii) Mandatory Prepayments of the Term Loan.

            (A) Sales of Assets. Upon receipt of the proceeds of the sale or other disposition of any Equipment of Borrower which is subject to a mortgage, Lien or security interest in favour of Lender, or if any of the Equipment subject to such mortgage, Lien or security interest is damaged, destroyed or taken by condemnation in whole or in part, the proceeds thereof shall be paid by Borrower to Lender, as a mandatory prepayment of the Term Loan, such payment to be applied against the remaining instalments of principal in the inverse order of their maturities until the Term Loan is repaid in full, and then against the other Liabilities, as determined by Lender, in its sole discretion.

            (B) Excess Cash Flow. Thirty (30) days after receipt of Borrower's Fiscal Year end audited financial statements, for each Fiscal Year of Borrower commencing with Borrower's Fiscal Year ended December 31, 2005, Borrower shall make a mandatory prepayment of the Term Loan in an amount equal to twenty-five percent (25%) of Borrower's Excess Cash Flow for the Fiscal Year just ended, such prepayment to be applied against the remaining instalments of principal in the inverse order of their maturities, such mandatory prepayments to continue until the date on which the Term Loan shall be repaid in full.

3.    LETTERS OF CREDIT AND HEDGING.

(A)   GENERAL TERMS.

      Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term or any Renewal Term, Lender may, in its sole discretion, from time to time issue, cause to be issued and co-sign for or otherwise guarantee, upon Borrower's request, documentary and/or standby Letters of Credit; provided, that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed Five Hundred Thousand Canadian Dollars (Cdn.$500,000) or the Equivalent in United States dollars. Payments made by the issuer of a

Letter of Credit to any Person on account of any Letter of Credit shall be immediately payable by Borrower without notice, presentment or demand and Borrower agrees that each payment made by the issuer of a Letter of Credit in respect of a Letter of Credit shall constitute a request by Borrower for a Loan to reimburse such issuer. In the event such Loan is not advanced by Lender for any reason, such reimbursement obligations (whether owing to the issuer of the Letter of Credit or Lender) shall become part of the Liabilities hereunder and shall bear interest at the rate then applicable to Revolving Loans constituting Canadian Prime Rate Loans until repaid. Borrower shall remit to Lender, a standby and documentary Letter of Credit fee, payable on issuance equal to the greater of (i) two and three quarters of one percent (2.75%) per annum on the aggregate undrawn face amount of all standby Letters of Credit outstanding, and
(ii) $250 in respect of standby Letters of Credit and a fee equal to the greater of (i) two and three quarters of one percent (2.75%) per annum on the aggregate undrawn face amount of all documentary Letters of Credit and (ii) $250 in respect of documentary Letters of Credit, which fee shall be payable on issuance of any documentary Letter of Credit. Borrower shall also pay on demand the normal and customary administrative charges of the issuer of the Letter of Credit for issuance, amendment, negotiation, renewal or extension of any Letter of Credit.

      (B)   REQUESTS FOR LETTERS OF CREDIT.

      Borrower shall make requests for Letters of Credit in writing at least three (3) Business Days prior to the date such Letter of Credit is to be issued. Each such request shall specify the date such Letter of Credit is to be issued, the amount thereof, the name and address of the beneficiary thereof and a description of the transaction to be supported thereby. Any such notice shall be accompanied by the form of Letter of Credit requested and any application or reimbursement agreement required by the issuer of such Letter of Credit. If any term of such application or reimbursement agreement is inconsistent with this Agreement, then the provisions of this Agreement shall control to the extent of such inconsistency.

      (C)   OBLIGATIONS ABSOLUTE.

      Borrower shall be obligated to reimburse the issuer of any Letter of Credit, or Lender if Lender has reimbursed such issuer on Borrower's behalf, for any payments made in respect of any Letter of Credit, which obligation shall be unconditional and irrevocable and shall be paid regardless of: (i) any lack of validity or enforceability of any Letter of Credit, (ii) any amendment or waiver of or consent or departure from all or any provisions of any Letter of Credit, this Agreement or any Other Agreement, (iii) the existence of any claim, set off, defense or other right which Borrower or any other Person may have against any beneficiary of any Letter of Credit or Lender or the issuer of the Letter of Credit, (iv) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (v) any payment under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, and (vi) any other act or omission to act or delay of any kind of the issuer of such Letter of Credit, the Lender or any other Person or any other event or circumstance that might otherwise constitute a legal or equitable discharge of Borrower's obligations hereunder. It is understood and agreed by Borrower that the issuer of any Letter of Credit may accept documents that appear on their face to be in order without further investigation or inquiry, regardless of any information to the contrary.

      (D)   EXPIRATION DATES OF LETTERS OF CREDIT.

      The expiration date of each Letter of Credit shall be no later than the earlier of (i) one (1) year from the date of issuance and (ii) the thirtieth
(30th) day prior to the end of the Original Term or any Renewal Term. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more one (1) year periods, so long as the issuer thereof has the right to terminate the Letter of Credit at the end of each one (1) year period and no extension period extends past the thirtieth
(30th) day prior to the end of the Original Term or any Renewal Term.

      (E)   INDEMNITY.

      Borrower hereby indemnifies Lender against any and all liability and expense it may incur in connection with any Letter of Credit and agrees to reimburse Lender for any payment made by Lender to the issuer.

      (F)   HEDGING.

      At the option of the Lender, the Lender will make a hedging facility available to the Borrower including foreign exchange to facilitate the sale and purchase of United States dollars or other major currencies on either a spot of forward basis for up to one year. The amount of total exposure will be set at a maximum of Seven Hundred and Fifty Thousand Canadian Dollars (Cdn.$750,000) or the Equivalent in United States dollars. Calculation of exposure will be based on the face value of hedging contracts outstanding multiplied by the amount of mark to market reserves required for each specific contract. An amount equal to the Hedging Liability Reserve will be reserved against the availability under the Revolving Loan facility. The Lender reserves the right, in its sole discretion, and in light of market conditions to amend its reserve policy at any time which may require a change to the level of the Hedging Liability Reserve. The amount of any hedging contract will be limited to Two Million United States dollars (US $2,000,000) per day or the Equivalent in Canadian dollars.

4.    INTEREST, FEES AND CHARGES.

(A)   INTEREST RATE - REVOLVING LOANS.

      Subject to the terms and conditions set forth below, the Revolving Loans shall bear interest at the per annum rate of interest set forth in Subsections
(i), (ii), (iii) or (iv) below.

            (i) In respect of Canadian Prime Rate Loans, Canadian Prime plus the Applicable Margin for Canadian Prime Rate Loans in effect from time to time, payable on the last Business Day of each month in arrears. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Canadian Prime Rate effective on the effective date of each such change in the Canadian Prime Rate and the change in interest payable as a result of such increase or decrease in the Canadian Prime Rate shall only be applicable from such effective date.

            (ii) In respect of US Prime Rate Loans, US Prime Rate plus the Applicable Margin for US Prime Rate Loans from time to time payable on the last Business Day of each month in arrears. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the US Prime Rate effective on the effective date of each such change in the US Prime

Rate and the change in interest payable as a result of such increase or decrease in the Canadian Prime Rate shall only be applicable from such effective date.

            (iii) In respect of LIBOR Rate Loans, the Libor Rate plus the Applicable Margin for LIBOR Rate Loans for the applicable Interest Period, such rate to remain fixed for such Interest Period. "INTEREST PERIOD" shall mean any continuous period of 30, 60, 90, or 180 days, as selected from time to time by Borrower by irrevocable notice (in writing, by telecopy, telex, electronic mail or cable) given to Lender not less than three (3) Business Days prior to the first day of each respective Interest Period; provided that: (A) each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (B) the final Interest Period shall be such that its expiration occurs on or before the end of the Original Term or any Renewal Term; and (C) if for any reason Borrower shall fail to timely select a period, then such Loans shall continue as, or revert to, Prime Rate Loans. Interest shall be payable on the last Business Day of each month in arrears and on the last Business Day of such Interest Period.

            (iv) In respect of BA Equivalent Loans, the BA Rate plus the Applicable Margin for BA Equivalent Loans for the applicable Interest Period, such rate to remain fixed for such Interest Period. Interest Period (as noted above) shall mean any continuous period of 30, 60, 90, or 180 days, as selected from time to time by Borrower by irrevocable notice (in writing, by telecopy, telex, electronic mail or cable) given to Lender not less than three (3) Business Days prior to the first day of each respective Interest Period; provided that: (A) each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (B) the final Interest Period shall be such that its expiration occurs on or before the end of the Original Term or any Renewal Term; and (C) if for any reason Borrower shall fail to timely select a period, then such Loans shall continue as, or revert to, Prime Rate Loans. Interest shall be payable on the last Business Day of each month in arrears and on the last Business Day of such Interest Period.

            (B) INTEREST RATE - TERM LOAN.

            Subject to the following terms and conditions, the Term Loan shall bear interest at the Canadian Prime Rate plus the Applicable Margin for the Canadian Prime Rate Term Loan in effect from time to time, payable on the last Business Day of each month in arrears. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Canadian Prime Rate effective on the effective date of each such change in the Canadian Prime Rate and the change in interest payable as a result of such increase or decrease in the Canadian Prime Rate shall only be applicable from such effective date; provided that the Borrower may at any time during the Original Term or any Renewal Term fix, to maturity, the interest rate payable on Term Loan at a rate equal to ABN's cost of funds reference rate plus three percent (3.00%) by notice in writing to the Lender.

            (C) OTHER LIBOR PROVISIONS.

            (i) Subject to the provisions of this Agreement, Borrower shall have the option (A) as of any date, to convert all or any part of the Prime Rate Loans to, or request that new Loans be made as, LIBOR Rate Loans of various Interest Periods, (B) as of the last day of any Interest Period, to continue all or any portion of the relevant LIBOR Rate Loans as LIBOR Rate Loans; (C) as of the last day of any Interest Period, to convert all or any portion of the LIBOR Rate Loans to US Prime Rate Loans; and (D) at any time, to request new Loans as Prime Rate Loans; provided, that Loans may not be continued as or converted to LIBOR Rate Loans if the continuation or conversion thereof would violate the provisions of Subsections 4(c)(ii) or 4(c)(iii) of this Agreement or if a Default or an Event of Default has occurred and is continuing.

            (ii) Lender's determination of the LIBOR Rate as provided above shall be conclusive, absent manifest error. Furthermore, if Lender determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period that (A) United States dollar deposits of sufficient amount and maturity for funding the Loans are not available to Lender in the London Interbank Eurodollar market in the ordinary course of business, or (B) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the Loans requested by Borrower to be LIBOR Rate Loans or the Loans bearing interest at the rates set forth in Subsection 4(a)(ii) of this Agreement shall not represent the effective pricing to Lender for United States dollar deposits of a comparable amount for the relevant period, Lender shall promptly notify Borrower and (1) all existing LIBOR Rate Loans shall convert to US Prime Rate Loans upon the end of the applicable Interest Period, and (2) no additional LIBOR Rate Loans shall be made until such circumstances are cured.

            (iii) If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation, administrative policy or guideline or in the interpretation or administration thereof by any Governmental Authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending offices (a "REGULATORY CHANGE"), shall, in the opinion of counsel to Lender, make it unlawful for Lender to make or maintain LIBOR Rate Loans, then Lender shall promptly notify Borrower and (A) the LIBOR Rate Loans shall immediately convert to Prime Rate Loans on the last Business Day of the then existing Interest Period or on such earlier date as required by law and (B) no additional LIBOR Rate Loans shall be made until such circumstance is cured.

            (iv) If, for any reason, a LIBOR Rate Loan is paid prior to the last Business Day of any Interest Period or if a LIBOR Rate Loan does not occur on a date specified by Borrower in its request (other than as a result of a default by Lender), Borrower agrees to indemnify Lender against any loss (including any loss on redeployment of the deposits or other funds acquired by Lender to fund or maintain such LIBOR Rate Loan) cost or expense incurred by Lender as a result of such prepayment.

            (v) If any Regulatory Change (whether or not having the force of law) shall (A) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, Lender; (B) subject Lender to any Tax or change the basis of taxation of payments to Lender of principal or interest due from Borrower to Lender hereunder (other than a change in the taxation of the overall net income of Lender); or (C) impose on Lender any other condition regarding the LIBOR Rate Loans or Lender's funding thereof, and Lender shall determine in good faith (which determination shall be conclusive, absent any manifest error) that the result of the foregoing is to increase the cost to Lender of making or maintaining the LIBOR Rate Loans or to reduce the amount of principal or interest received by Lender hereunder, then Borrower shall pay to such party, on demand, such additional amounts as such party shall, from time to time, determine are sufficient to compensate and indemnify such party from such increased cost or reduced amount.

            (vi) Each request for LIBOR Rate Loans shall be in an amount not less than One Million Canadian Dollars (Cdn.$1,000,000), and in integral multiples of, One Hundred Thousand Canadian Dollars (Cdn.$100,000).

            (vii) No more than three Interest Periods may be in effect with respect to outstanding LIBOR Rate Loans at any one time.

            (D) OTHER BA EQUIVALENT PROVISIONS.

            (i) Subject to the other provisions of this Agreement, Borrower shall have the option (A) as of any date, to convert all or any part of the Prime Rate Loans to, or request that new Loans denominated in Canadian dollars be made as, BA Equivalent Loans of various Interest Periods; (B) as of the last day of any Interest Period, to continue all or any portion of the relevant BA Equivalent Loans as BA Equivalent Loans ; (C) as of the last day of any Interest Period to convert all or any portion of the BA Equivalent Loans to Prime Rate Loans. Any BA Equivalent Loan not repaid in full on the end of the applicable Interest Period or its acceleration pursuant to Sections 15 and/or 16 of this Agreement shall be deemed to be a Prime Rate Loan and shall be subject to the provisions of this Agreement applicable to Prime Rate Loans.

            (ii) Lender shall not be obliged to advance or convert to any BA Equivalent Loan during the continuance of any Default of Event of Default or if such Loan is less than One Million Canadian Dollars (Cdn.$1,000,000), or an integral multiple of One Hundred Thousand Canadian Dollars (Cdn.$100,000) in excess thereof.

            (iii) If, for any reason, a BA Equivalent Loan is paid prior to the last Business Day of any Interest Period or if a BA Equivalent Loan does not occur on a date specified by Borrower in its request (other than as a result of a default by Lender), Borrower agrees to indemnify Lender against any loss (including any loss on redeployment of the deposits or other funds acquired by Lender to fund or maintain such BA Equivalent Loan) cost or expense incurred by Lender as a result of such prepayment.

            (iv) No more than three Interest Periods may be in effect with respect to outstanding BA Equivalent Loans at any one time.

            (v) Unless otherwise specified by the Borrower, all Loans in Canadian dollars shall be Prime Rate Loans.

      (E) COMPUTATION OF INTEREST AND FEES.

      Interest hereunder shall be determined daily, and calculated monthly not in advance and, in the case of BA Equivalent Loans or LIBOR Rate Loans, during the applicable Interest Period, as applicable, both before and after default and judgment. In the case of U.S. Prime Rate Loans and LIBOR Rate Loans, interest shall be computed on the actual number of days elapsed over a year consisting of three hundred and sixty (360) days. In the case of Canadian Prime Rate Loans (including the Term Loan) or BA Equivalent Loans, interest shall be computed on the actual number of days elapsed over a year consisting of three hundred and sixty-five (365) days. Notwithstanding any other provision hereof, all determinations and calculations of interest rates and amounts hereunder by Lender in accordance with the provisions of the Loan Agreement and Other Agreements shall be conclusive absent (in the case of any calculation of an amount based on a particular rate) manifest error in calculating such amount. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the related Loan (subject to final payment of such items) upon receipt by Lender of good funds in the Payment Account.

      For purposes of the Interest Act (Canada), whenever any interest or Fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be.

      (F) DEFAULT INTEREST RATE.

      Upon the occurrence and continuance of an Event of Default, all interest rates on Revolving Loans, on the Term Loan and in respect of Letters of Credit shall bear interest at the rate of two percent (2%) in excess of the interest rate otherwise payable thereon which interest rate shall be payable on demand.

      (G) FEES AND CHARGES.

            (i) Closing Fee: Borrower shall pay to the Lender, a closing fee equal to Cdn.$101,000 which was fully earned on date of commitment letter, which is non-refundable and payable in full on the Closing Date (to the extent not previously paid).

            (ii) Unused Line Fee: Borrower shall pay to Lender, an unused line fee of one-half of one percent (0.50%) of the difference between the Maximum Revolving Loan Limit and the average daily balance of the Revolving Loans plus the Letter of Credit Obligations for each month, which fee shall be fully earned by Lender and payable monthly in arrears on the last Business Day of each month. Said fee shall be calculated on the basis of a 365 or 366 day year, as applicable.

            (iii) Administration Fee: Borrower shall pay to Lender, for its own account, a monthly administration fee of Two Thousand Canadian Dollars (Cdn.$2,000) payable monthly in arrears on the last Business Day of each month.

            (iv) Costs and Expenses: Borrower shall reimburse Lender for all costs and expenses, including, without limitation, legal expenses and attorneys' fees (whether for internal or outside counsel), incurred by Lender in connection with the (i) documentation and consummation of this transaction and any other transactions among Borrower and Lender, including, without limitation, PPSA and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Liabilities; and (iv) administration and enforcement of any of Lender's rights under this Agreement or any Other Agreement (including, without limitation, any costs and expenses of any third party engaged by Lender for such purposes). Borrower shall also pay all normal service charges with respect to all accounts maintained by Borrower with the Lender and ABN and any additional services requested by Borrower from the Lender and ABN. All such costs, expenses and charges shall, if owed to ABN, be reimbursed by Lender and in such event, or in the event such costs and expenses are owed to Lender, shall constitute Liabilities hereunder, shall be payable by Borrower to Lender on demand, and until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

            (v) Examination and Appraisal Fees. In addition to the costs and expenses described above, the Borrower shall pay to the Lender, an examination fee equal to Nine Hundred Canadian Dollars (Cdn.$900) per person per day for any examination, plus all reasonable out of pocket expenses incurred by Lender including, without limitation, reasonable travel expenses, payable as incurred; provided, that until an Event of Default has occurred and is continuing, field examinations of the Borrower will not be required more frequently than every one hundred and twenty (120) days provided that the first field examination post-closing of the Borrower shall be required forty-five (45) days after the Closing Date. The Lender shall notify Borrower in writing at least five (5) Business Days prior to the date(s) it intends to conduct a field examination with such field examinations occurring during Borrower's regular business hours.

            (vi) Capital Adequacy Charge. If Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority enacted after the date hereof, does or shall have the effect of reducing the rate of return on such party's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration such party's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Lender to Borrower of a written demand therefor ("CAPITAL ADEQUACY DEMAND") together with the certificate described below, Borrower shall pay to such party such additional amount or amounts ("CAPITAL ADEQUACY CHARGE") as will compensate such party for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to Lender, and the method by which such amount was determined. In determining such amount, the applicable party may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

      (H) MAXIMUM INTEREST.

      It is the intent of the parties that the rate of interest and other charges to Borrower under this Agreement and the Other Agreements shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

      5. SECURITY.

      As security for the payment of all Loans now or in the future made by Lender to Borrower hereunder and for the payment or other satisfaction of all other Liabilities, Borrower shall deliver or cause to be delivered to Lender, the following:

      (a) the GSA;

      (b) the Section 427 Security;

      (c) an unlimited and unconditional guarantee issued by Guarantor (the "GUARANTEE");

      (d) a general security agreement issued by Guarantor creating a security interest in all present and after acquired personal property of Guarantor;

      (e) a pledge of all issued and outstanding shares of Borrower issued by Guarantor limited to 65% of the issued shares;

      (f) postponements, assignments and subordinations, as applicable, in respect of (i) all shareholder loans, (ii) all intercompany loans, and (iii) all Subordinated Debt;

      (g) a master letter of credit indemnity agreement issued by the Borrower; and

      (h) all such other security agreements which Lender may reasonably require.

      6. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS
THEREIN.

      Borrower and each Obligor shall, at Lender's request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender acting reasonably in good faith) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary or desirable acting reasonably in good faith, in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favour of Lender (free and clear of all other Liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Upon and during the continuance of an Event of Default the Borrower and each Obligor irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's and Obligor's, as applicable, true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender's security interest in the Collateral. Borrower and each Obligor further ratifies and confirms the prior filing by Lender of any and all financing statements which identify the Borrower or any Obligor as debtor, Lender as secured party and any or all Collateral as collateral.

      7. POSSESSION OF COLLATERAL AND RELATED MATTERS.

      Until an Event of Default has occurred and is continuing, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower's business, to (a) sell, lease or furnish under contracts of service any of Borrower's Inventory normally held by Borrower for any such purpose; and (b) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower.

      8. COLLECTIONS.

      (a) Until notice of an Event of Default is received by the Borrower as provided hereafter, the Borrower shall, subject as hereinafter provided, collect and enforce all of its Accounts. In furtherance thereof, the Borrower shall establish Canadian dollar and United States dollar accounts (the "BLOCKED ACCOUNT") (in the Lender's name if requested) with a bank acceptable to the Lender, into which the Borrower will immediately deposit all payments received by it from Account Debtors (including all payments made for Inventory or services sold or rendered by the Borrower) in the identical form in which such payments were made, or any other payment received, whether by cash or cheque. Upon and during the continuance of an Event of Default, at the Lender's direction in its sole discretion, the Borrower shall direct all of its Account Debtors to make all payments on the Accounts of the Borrower directly to a post office box (the "LOCK BOX") with a financial institution acceptable to, and in the name and under exclusive control of, the Lender. All payments received in the Lock Box shall be deposited in the Blocked Account. If the Borrower, any Affiliate or Subsidiary of the Borrower, or any shareholder, officer, director, employee or Lender of the Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with the Borrower shall receive any monies, cheques, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, the Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, the Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the appropriate Blocked Account. Each financial institution with which a Blocked Account or Lock Box is established shall acknowledge and agree, in a manner satisfactory to the Lender, that the amounts on deposit in such Blocked Account or Lock Box are the sole and exclusive property of the Lender, that such financial institution has no right to set off against such Blocked Account or Lock Box or against any other account of the Borrower maintained by such financial institution, and that such financial institution shall wire, or otherwise transfer in immediately available funds in a manner satisfactory to the Lender, funds deposited in the Blocked Account or Lock Box on a daily basis as such funds are collected. The Borrower agrees that all payments made to each Blocked Account or Lock Box established by the Borrower or otherwise received by the Lender, whether in respect of the Accounts of the Borrower or as proceeds of other Collateral of the Borrower or otherwise, will be applied on account of the Liabilities of the Borrower in accordance with the terms of this Agreement. The Borrower agrees to pay all fees, costs and expenses which the Lender incurs in connection with opening and maintaining such Blocked Account and Lock Box. All of such fees, costs and expenses which remain unpaid by the Borrower, to the extent same shall have been paid by the Lender hereunder, shall constitute a Revolving Loan hereunder, shall be payable to the Lender by the Borrower upon demand, and, until paid, shall bear interest at the highest rate payable hereunder. All cheques, drafts, instruments and other items of payment or proceeds of Collateral delivered to the Lender in kind shall be endorsed by the Borrower to the Lender, and, if that endorsement of any such item shall not be made for any reason, the Lender is hereby irrevocably authorized to endorse the same on the Borrower's behalf. For the purpose of this paragraph, the Borrower, upon an Event of Default and the continuation thereof, irrevocably hereby makes, constitutes and appoints the Lender (and all Persons designated by the Lender for that purpose) as the Borrower's true and lawful attorney and agent:

            (i) to endorse the Borrower's name upon said items of payment and/or proceeds of Collateral and upon any Chattel Paper, Document of Title, Instrument, invoice or similar document or agreement relating to any Account of the Borrower or goods pertaining thereto;

            (ii) to take control in any manner of any item of payment or proceeds thereof;

            (iii) to have access to any Blocked Account, lock box or postal box into which the Borrower's mail is deposited; and

            (iv)open and process all mail addressed to the Borrower and deposited therein.

         (b) The Lender may, at any time and from time to time after and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the
Liabilities:

            (i)enforce collection of any of the Borrower's Accounts or contract rights by suit or otherwise;

            (ii)exercise all of the Borrower's rights and remedies with respect to proceedings brought to collect any of the Borrower's Accounts;

            (iii) surrender, release or exchange all or any part of any Accounts of the Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

            (iv)sell or assign any Account of the Borrower upon such terms, for such amount and at such time or times as the Lender deems advisable;

            (v) prepare, file and sign any of the Borrower's names on any proof of claim in bankruptcy or other similar document against any Account Debtor indebted on an Account of the Borrower; and

            (vi)do all other acts and things which are necessary to fulfil the Borrower's obligations under this Agreement and the Other Agreements and to allow the Lender to collect the Accounts. In addition to any other provision hereof, the Lender may at any time an Event of Default has occurred and is continuing, at the Borrower's expense, notify any parties obligated on any of the Accounts to make payment directly to the Lender of any amounts due or to become due thereunder.

      (c) The Lender shall, upon receipt by it at its office in Toronto, Ontario of cash or other immediately available funds from collections of items of payment and proceeds of any Collateral, apply the whole or any part of such collections or proceeds against the Liabilities in such order as the Lender shall determine in its sole discretion.

      (d) In its sole credit judgment, without waiving or releasing any obligation, liability or duty of the Borrower under this Agreement or the Other Agreements or any Default, at any time or times hereafter following and during the continuation of an Event of Default, the Lender may (but shall not be obligated to) pay, acquire or accept an assignment of any security interest, hypothec, Lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by the Lender in respect thereof and all costs, fees and expenses (including, without limitation, legal fees and disbursements (on a full indemnity basis) for both inside and outside counsel, all court costs and all other charges relating thereto) incurred by the Lender shall constitute a Revolving Loan, payable by the Borrower on demand and, until paid, shall bear interest at the highest rate payable hereunder.

      (e) Immediately upon the Borrower's receipt of any portion of the Collateral consisting of an Instrument, Document of Title or Chattel Paper, the Borrower shall, at the Lender's request, deliver the original thereof to the Lender together with an appropriate endorsement or other specific evidence of assignment thereof to the Lender (in form and substance acceptable to the Lender). If an endorsement or assignment of any such items shall not be made for any reason, the Lender is hereby irrevocably authorized, as the attorney and Lender of the Borrower, to endorse or assign the same on such Person's behalf.

      9. COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.

      (a) DAILY/WEEKLY REPORTS.

      Borrower shall deliver to Lender an executed collateral loan report and certificate in Lender's then current form on each day on which Borrower requests a Revolving Loan, and in any event at least once each week, which shall be accompanied by copies of Borrower's sales journal, cash receipts journal and credit memo journal for the relevant period. Such report shall reflect the activity of Borrower with respect to Accounts for the immediately preceding week (or since the date of the last report), and shall be in a form and with such specificity as is satisfactory to Lender and shall contain such additional information concerning Accounts and Inventory as may be requested by Lender including, without limitation, but only if specifically requested by Lender, copies of all invoices prepared in connection with such Accounts.

      (b) MONTHLY REPORTS.

      Borrower shall deliver, in addition to any other reports, as soon as practicable and in any event: (i) to Lender and to Collateral Services Inc. (in electronic form for Collateral Services Inc.) within twenty (20) days after the end of each month, for such month, which shall include calculations set out in Subsection 2(a) hereof (excluding reserves but including calculations of Eligible Accounts and Eligible Inventory) together with (A) a detailed trial balance of Borrower's Accounts aged per invoice date, in form and substance reasonably satisfactory to Lender including, without limitation, the names and addresses of all Account Debtors of Borrower, and (B) a summary and detail of aged accounts payable (such Accounts and accounts payable divided into such time intervals as Lender may require in its sole discretion); and (ii) to Lender within twenty (20) days after the end of each month, (x) a borrowing base certificate in the form attached hereto as Exhibit D, a statutory payables report in the form attached hereto as Exhibit E, a compliance certificate in the form attached hereto as Exhibit F and a listing of any held cheques, (y) the general ledger inventory account balance, a perpetual inventory report and Lender's' standard form of Inventory report then in effect or the form most recently requested from Borrower by Lender, for Borrower by each category of Inventory, together with a description of the monthly change in each category of Inventory and (z) a certificate of a senior officer of Borrower satisfactory to Lender in which the Revolving Loan Limit as at the end of such month is calculated including detailed calculations of Eligible Inventory and Eligible Accounts. The Borrower agrees to pay a monthly monitoring fee to Collateral Services Inc. in effect from time to time (currently Sixty-Five United States Dollars (US $65) for each account receivable listing and a one time set-up fee of Six Hundred and Fifty United States Dollars (US $650) for each account receivable listing). The Lender shall be entitled to debit the Borrower's bank account with ABN to pay such fees.

      (c) FINANCIAL STATEMENTS.

      Borrower shall deliver to Lender the following financial information, all of which shall be prepared in accordance with GAAP consistently applied, and shall be accompanied by a compliance and financial reporting certificate in the form of Exhibit C hereto, which compliance certificate shall include a calculation of all financial covenants contained in this Agreement: (i) no later than thirty (30) days after each calendar month, copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income, profit and loss, retained earnings and cash flow of Borrower, certified by the Chief Financial Officer of Borrower including comparisons to budget and prior year results; and (ii) no later than ninety (90) days after the end of each of Borrower's Fiscal Years, audited annual financial statements with an unqualified opinion by an accounting firm (auditors) selected by Borrower and reasonably satisfactory to Lender, which financial statements shall be accompanied by (A) a letter from such auditors acknowledging that they are aware that a primary intent of Borrower in obtaining such financial statements is to influence Lender and that Lender is relying upon such financial statements in connection with the exercise of their rights hereunder and (B) copies of any management letters sent to the Borrower by such auditors.

      (d) ANNUAL PROJECTIONS.

      As soon as practicable and in any event prior to the beginning of each Fiscal Year, Borrower shall deliver to Lender projected balance sheets, statements of income and cash flow for Borrower, for each of the twelve (12) months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Lender.

      (e) EXPLANATION OF BUDGETS AND PROJECTIONS.

         In conjunction with the delivery of the annual presentation of projections or budgets referred to in Subsection 9(d) above, Borrower shall deliver a letter signed by the President or a Vice President of Borrower and by the Treasurer or Chief Financial Officer of Borrower, describing, comparing and analyzing, in detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Borrower.

      (f) OTHER INFORMATION.

         As soon as practicable following request therefor by Lender, such other business or financial data, reports, appraisals and projections as Lender may reasonably request.

      10. TERMINATION.

      (a) TERMINATION.

      This Agreement shall be in effect from the date hereof until February 17, 2008 (the "ORIGINAL TERM") or until the last day of any Renewal Term unless the due date of the Liabilities is accelerated pursuant to Section 16 hereof in which case the Borrower shall pay all of the Liabilities in full forthwith. If the due date of the Liabilities is accelerated pursuant to Section 16 hereof this Agreement shall terminate on the date that the Liabilities are paid in full, provided, however, that the security interests and Liens created under this Agreement and the Other Agreements shall survive such termination until the date upon which full and final payment and satisfaction in full of the Liabilities shall have occurred. At such time as the Borrower has repaid all of the Liabilities and this Agreement has terminated:

      (a) the Borrower shall, if the Borrower is obtaining new financing from another lender, deliver such lender's indemnification of Lender, in form and substance satisfactory to Lender, for cheques which Lender has credited to the Borrower's account, but which subsequently are dishonoured for any reason; and

      (b) upon the Borrower's request, and at the sole cost of the Borrower, Lender shall promptly deliver to the Borrower a release and discharge of security in form and substance reasonably satisfactory to the Borrower. Lender shall provide such further documents and instruments requested by Borrower or as is necessary or desirable to effect such release and discharge of security.

      (b) TERMINATION BY BORROWER.

      If the Borrower terminates this Agreement at any time before the end of the term of this Agreement, or the Liabilities are accelerated pursuant to
Section 16 hereof, the Borrower agrees to pay to Lender, as a prepayment fee, in addition to the payment of all other Liabilities owing by Borrower, an amount equal to:

      (a) three percent (3%) of the Maximum Loan Limit if this Agreement is terminated during the first year of the term of this Agreement;

      (b) two percent (2%) of the Maximum Loan Limit if this Agreement is terminated during the second year of the term of this Agreement; and

      (c) one percent (1%) of the Maximum Loan Limit if this Agreement is terminated during the third year of the term of this Agreement.

      (c) RENEWAL.

      At least ninety (90) days prior to the end of the Original Term, and any subsequent Renewal Term (as defined herein) thereafter, but not more than one hundred and eighty (180) days prior to such date, the Borrower shall give Lender written notice if it wishes to renew this Agreement which notice shall specify the desired term of such renewal (the "RENEWAL TERM"). Within forty-five (45) days after receipt of such notice, Lender shall advise the Borrower as to whether it is prepared to renew this Agreement for such term and the terms and conditions of such renewal provided however that nothing herein shall be construed as obligating Lender to renew this Agreement at any time it being acknowledged and agreed that any such renewal shall be in Lender's sole discretion.

      11. REPRESENTATIONS AND WARRANTIES.

      Each Obligor hereby represents and warrants to Lender, severally and not jointly, as to itself, which representations and warranties (whether appearing in this Section 11 or elsewhere) shall be true at the time of each Obligor's execution hereof and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full and satisfaction of all the Liabilities and termination of this Agreement, and shall be remade by each Obligor at the time each Loan is made pursuant to this Agreement.

      (a) FINANCIAL STATEMENTS AND OTHER INFORMATION.

      The financial statements and other information delivered or to be delivered by Borrower or any Obligor to Lender at or prior to the date of this Agreement accurately reflect the financial condition of Borrower and such Obligor in all material respects, and there has been no material adverse change in the financial condition, the operations or any other status of Borrower or such Obligor since the date of the financial statements delivered to Lender most recently prior to the date of this Agreement. All written information now or heretofore furnished by Borrower or any Obligor to Lender is true and correct in all material respects as of the date with respect to which such information was furnished.

      (b) LOCATIONS.

      The office where each of the Borrower and each Obligor keeps its books, records and accounts (or copies thereof) concerning the Collateral, each Obligor's and each Borrower's principal place of business and all of Borrower's and Obligors' other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth in Schedule 11(b) and at other locations in Canada or the U.S.A. of which Lender has been advised by Borrower in accordance with Subsection 12(b)(i). The Collateral, including, without limitation, the Equipment (except any part thereof which Borrower shall have advised Lender in writing consists of Collateral normally used in more than one state/province) is kept, or, in the case of vehicles, based, only at the addresses set forth on Schedule 11(b), and at other locations in Canada or the U.S.A. of which Lender has been advised by Borrower in writing in accordance with Subsection 12(b)(i) hereof.

      (c) LOANS BY OBLIGORS.

      Borrower and each Obligor has not made any loans or advances to any Affiliate or other Person except for advances authorized hereunder to employees, officers and directors of Borrower and each Obligor for travel and other expenses arising in the ordinary course of Borrower's and each Obligor's business, and loans already known to the Lender and listed in Schedule 11(i).

      (d) ACCOUNTS AND INVENTORY.

      Each Account or item of Inventory which Borrower shall, expressly or by implication, request Lender to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of "ELIGIBLE ACCOUNT" and "ELIGIBLE INVENTORY" as set forth herein.

      (e) LIENS.

      Borrower and each Obligor is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by Borrower or an Obligor, free from all Liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens.

      (f) ORGANIZATION, AUTHORITY AND NO CONFLICT.

      Borrower is a corporation created by a certificate of amalgamation, validly existing and in good standing under the laws of the Province of New Brunswick, each Obligor is a corporation duly organized, validly existing and in good standing under the laws of each Obligor's jurisdiction of incorporation and Borrower and each Obligor is duly qualified and in good standing in all jurisdictions where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Borrower and each Obligor has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Other Agreements by Borrower and each Obligor does not conflict with the provisions of the organizational documents of Borrower or any Obligor, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may be binding on Borrower or an Obligor, and the execution, delivery and performance of this Agreement and the Other Agreements by Borrower or any Obligor shall not result in the imposition of any Lien or other encumbrance upon any of Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower, any Obligor or any of their property may be bound or affected.

      (g) LITIGATION.

      There are no actions or proceedings which are pending or to the knowledge of the Borrower threatened against Borrower or any Obligor which might have a Material Adverse Effect on Borrower or any Obligor, and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Lender. All current proceedings are set forth on
Schedule 11(g) hereto.

      (h) COMPLIANCE WITH LAWS AND MAINTENANCE OF PERMITS.

      Borrower and each Obligor has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on Borrower or any Obligor. Borrower and each Obligor is in compliance in all material respects with all applicable federal, provincial, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, pensions or employee health and safety).

      (i) AFFILIATE TRANSACTIONS.

      Except as set forth on Schedule 11(i) hereto or as permitted pursuant to Subsection 11(c) or Subsection 13(l) hereof, Borrower and each Obligor is not conducting, permitting or suffering to be conducted, transactions with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favourable to Borrower or such Obligor than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

      (j) NAMES AND TRADE NAMES.

      Borrower's name is as set forth on the first page of this Agreement and Borrower uses no trade names, assumed names, fictitious names or division names in the operation of its business, except as set forth on Schedule 11(j) hereto.

      (k) EQUIPMENT.

      Borrower and each Obligor has good and indefeasible and merchantable title to and ownership of all Equipment constituting part of the Collateral. No Equipment is a Fixture to real estate unless such real estate is owned by Borrower or any Obligor and is subject to a mortgage in favour of Lender, or if such real estate is leased, is subject to a landlord's agreement (other than the premises set forth on the first page of this Agreement) in favour of Lender on terms acceptable to Lender, or an accession to other personal property unless such personal property is subject to a first priority Lien in favour of Lender.

      (l) ENFORCEABILITY.

      This Agreement and the Other Agreements to which Borrower and any Obligor is a party are the legal, valid and binding obligations of Borrower and the Obligors and are enforceable against Borrower and Obligors party thereto in accordance with their respective terms subject to laws of general application restricting the rights of creditors and the availability of equitable remedies.

      (m) SOLVENCY.

      Borrower and each Obligor is, after giving effect to the transactions contemplated hereby, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder.

      (n) INDEBTEDNESS.

      Except as set forth on Schedule 11(n) hereto, Borrower and each Obligor is not obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans.

      (o) MARGIN SECURITY AND USE OF PROCEEDS.

      Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities.

      (p) PARENT, SUBSIDIARIES AND AFFILIATES.

      Except as set forth on Schedule 11(p) hereto, Borrower and each Obligor has no Parents, Subsidiaries or other Affiliates or divisions, nor is Borrower or each Obligor engaged in any joint venture or partnership with any other Person.

      (q) NO DEFAULTS.

      Neither Borrower nor any Obligor is in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any contract, lease or commitment. All material contracts of the Borrower and Obligors are set forth on
Schedule 11(q) hereto.

      (r) EMPLOYEE MATTERS.

      There are no controversies, work stoppage or strikes pending or threatened between Borrower and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business and Borrower is in compliance with all federal, provincial, state and local laws respecting employment and employment terms, conditions and practices. There is no collective bargaining agreement or other labour contract covering employees of any Borrower or Obligor, except as disclosed on Schedule 11(r) and to each Borrower's and Obligor's knowledge, no union or other labour organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Borrower or Obligor or for any similar purpose, except as disclosed on Schedule 11(r);

      (s) INTELLECTUAL PROPERTY.

      Borrower and each Obligor possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue to conduct its business as heretofore conducted by it. Borrower's and each Obligor's intellectual property is set forth on Schedule 11(s) hereto.

      (t) CAPITAL STOCK.

      Borrower's and each of the Obligor's authorized and issued capital stock and the registered and beneficial holders thereof are correctly and completely described in Schedule 11(t).

      (u) ENVIRONMENTAL MATTERS.

      Neither Borrower nor any Obligor has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner to which there would be a Material Adverse Effect which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of the Borrower and each Obligor comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder. There has been no investigation, proceeding, complaint, order, directive, claim, citation, Violation Notice or notice by any Governmental Authority or any other Person, nor is any pending or to the best of the Borrower's knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by the Borrower or any Obligor or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which would have a Material Adverse Effect on the Borrower, any Obligor or their businesses, operations or assets or any properties at which Borrower or any Obligor has transported, stored or disposed of any Hazardous Materials. Neither Borrower nor any Obligor has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

      (v) PLANS.

            (i) No Borrower or Obligor has any Plans other than those listed on
Schedule 11(v) hereto, and all monthly and other payments in respect of such Plans which are registered pension plans (on account of contributions, special contributions or unfunded liability or solvency deficiencies) or otherwise are accurately set for in Schedule 11(v);

            (ii) If Borrower or any Obligor has any Plan, such Plan has not been terminated or partially terminated or is insolvent or in reorganization, nor have any proceedings been instituted to terminate, in whole or in part, or reorganize any Plan;

            (iii) If Borrower or any Obligor has any Plan, such Borrower or Obligor has not ceased to participate (in whole or in part) as a participating employer in any Plan which is a registered pension plan or has withdrawn from any Plan in a complete or partial withdrawal, nor has a condition occurred which if continued would result in a complete or partial withdrawal;

            (iv) If Borrower or any Obligor has any Plan, such Borrower or Obligor has no unfunded liability on windup or withdrawal liability, including contingent withdrawal or windup liability, to any Plan or any solvency deficiency in respect of any Plan;

            (v) If Borrower or any Obligor has any Plan, such Borrower or Obligor has no unfunded liability on windup or any liability in respect of any Plan other than for required insurance premiums or contributions or remittances which have been paid, contributed and remitted when due;

            (vi) If Borrower or any Obligor has any Plan, each such Borrower and Obligor has made all contributions to its Plans required by law or the terms thereof to be made by it when due, and it is not in arrears in the payment of any contribution, payment, remittance or assessment or in default in filing any reports, returns, statements, and similar documents in respect of the Plans required to be made or paid by it pursuant to any Plan, any law, act, regulation, directive or order or any employment, union, pension, deferred profit sharing, benefit, bonus or other similar agreement or arrangement;

            (vii) If Borrower or any Obligor has any Plan, such Borrower or Obligor is not liable or, to each Borrower's or Obligor's knowledge, alleged to be liable, to any employee or former employee, director or former director, officer or former officer resulting from any violation or alleged violation of any Plan, any fiduciary duty, any law or agreement in relation to any Plan and does not have any unfunded pension or like obligations or solvency deficiency (including any past service or experience deficiency funding liabilities), other than accrued obligations not yet due, for which it has made full provision in its books and records;

            (viii) All vacation pay, bonuses, salaries and wages, to the extent accruing due, are properly reflected in each Borrower's and Obligor's books and records;

            (ix) Without limiting the foregoing, if Borrower or any Obligor has any Plan, all of such Borrower or Obligor's Plans are duly registered where required by, and are in compliance and good standing in all material respects under, all applicable laws, acts, statutes, regulations, orders, directives and agreements, including, without limitation, the Income Tax Act (Canada) and the Pension Benefits Act (Ontario), any successor legislation thereto, and other applicable laws of any jurisdiction; and

(x) There are no outstanding or pending or to the knowledge of Borrower threatened investigations, claims, suits or proceedings in respect of any Plans (including to assert rights or claims to benefits or that could give rise to any material liability).

      (w) TAXES.

      Each Borrower and Obligor and their respective Subsidiaries has (i) filed all Tax and information returns and other reports which it was required by law to file on or prior to the date hereof and the information contained in such returns and reports is correct in all material respects and reflects accurately all liability for taxes for the period covered, and (ii) paid all Taxes, assessments, fees, and other governmental charges, and penalties and interest, if any, against it or its Property, income, or franchise, that are due and payable. To the knowledge of the Borrower, there are no Tax disputes waiting or pending including any Borrower or Obligor or their respective Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

      (x) LOAN AGREEMENT DEFAULT.

      No Default or Event of default has occurred and is continuing.

      (y) SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

      The Borrower and each Obligor represents, warrants and covenants to Lender that all representations, warranties and covenants of such Borrower and Obligor contained in this Agreement (whether appearing in Sections 11 and 12 hereof or elsewhere) shall be true at the time of such Borrower's and Obligor's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full of all of the Liabilities and termination of this Agreement, and shall be remade by Borrower and such Obligor at the time each Revolving Loan is made and each Letter of Credit is issued pursuant to this Agreement, except for any representations and warranties expressly made as of a specific date.

      12. AFFIRMATIVE COVENANTS.

      Until payment and satisfaction in full of all Liabilities and termination of this Agreement, Borrower covenants and agrees as follows:

      (a) MAINTENANCE OF RECORDS.

      Borrower and each Obligor shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's and Obligor's business activities, in accordance with sound accounting practices and GAAP consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Schedule 11(b).

      (b) NOTICES.

      Borrower shall:

            (i) Locations. Promptly (but in no event less than ten (10) days prior to the occurrence thereof) notify Lender of the proposed opening of an new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change of in the location of Borrower's books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one jurisdiction, the use of any such Goods in any jurisdiction other than a jurisdiction in which Borrower has previously advised Lender that such Goods will be used.

            (ii) Eligible Accounts and Inventory. As soon as practicable upon becoming aware thereof, notify Lender if any Account or Inventory identified by Borrower to Lender as an Eligible Account or Eligible Inventory becomes ineligible for any reason.

            (iii) Litigation and Proceedings. As soon as practicable upon becoming aware thereof, notify Lender of any actions or proceedings which are pending or threatened against Borrower or any Obligor.

            (iv) Names and Trade Names. Notify Lender within ten (10) days of the change of its name or of the name of any Obligor or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Lender in writing.

            (v) Environmental Matters. Immediately notify Lender upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation, Violation Notice or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or any Obligor or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects Borrower, any Obligor or their business operations or assets or any properties at which Borrower or any Obligor has transported, stored or disposed of any Hazardous Materials.

            (vi) Default; Material Adverse Change. Promptly advise Lender upon becoming aware of any material adverse change in the business, property, assets, prospects, operations or condition, financial or otherwise, of Borrower or any Obligor, the occurrence of any Default or Event of Default hereunder.

All of the foregoing notices shall be provided by Borrower to Lender in writing.

      (c) COMPLIANCE WITH LAWS AND MAINTENANCE OF PERMITS.

      Borrower shall, and shall cause each Obligor, to maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on Borrower or any Obligor and Borrower shall, and shall cause each Obligor to, remain in compliance with all applicable federal, provincial, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, pension plans or employee health and safety). Following any reasonable determination by Lender that there is non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid non-compliance, with any Environmental Law, at Borrower's expense Lender may cause an independent environmental engineer acceptable to Lender to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.

      (d) INSPECTION AND AUDITS.

      Borrower shall permit, and shall cause each Obligor to permit, Lender, or any Persons designated by Lender, to call at Borrower's or any Obligor's places of business during normal business hours, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's or any Obligor's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's and any Obligor's business. Borrower shall furnish to Lender such information relevant to Lender's rights under this Agreement and the Other Agreements as Lender shall at any time and from time to time reasonably request. Lender, through its officers, employees or agents shall have the right, at any time and from time to time, in Lender's name, to verify the validity, amount or any other matter relating to any of Borrower's Accounts, by mail, telephone, telecopy, electronic mail or otherwise. Borrower authorizes Lender to discuss the affairs, finances and business of Borrower with the controller and any officers or directors of Borrower or with its Parent or any Affiliate or the controller, officers or directors of its Parent or any Affiliate, and to discuss the financial condition of Borrower with Borrower's independent public accountants. Any such discussions shall be without liability to Lender or to Borrower's independent public accountants. Borrower shall pay to Lender all customary fees and all costs and out-of-pocket expenses incurred by Lender in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. The Borrower acknowledges that the first audit (as per Subsection 4(g)(v)) shall be undertaken within 45 days of the date of initial disbursement of the Loans under this Agreement, and unless an Event of Default has occurred in which case audits may be undertaken more frequently, approximately every 120 days thereafter.

      (e) INSURANCE.

      Borrower shall and shall cause each Obligor to:

            (i) Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of Borrower or any Obligor, as applicable, with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be satisfactory to Lender. Original (or certified) copies of such policies of insurance have been or shall be, within ninety (90) days of the date hereof, delivered to Lender, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Lender, showing loss under such insurance policies payable to Lender as first loss payee. Such endorsement, or an independent instrument furnished to Lender, shall provide that the insurance company shall give Lender at least thirty (30) days written notice before any such policy of insurance is altered or cancelled and such policy of insurance shall contain the standard mortgage clause approved by the Insurance Bureau of Canada. In addition, Borrower shall cause to be executed and delivered to Lender an assignment of proceeds of its business interruption insurance policies. Borrower hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Lender as first loss payee. Upon and during the continuance of an Event of Default, Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance.

            (ii) Maintain at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower and each Obligor with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Lender, and original (or certified) copies of such policies have been or shall be, within ninety (90) days after the date hereof, delivered to Lender, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Lender as additional insureds thereunder and providing that the insurance company shall give Lender at least thirty (30) days written notice before any such policy shall be altered or cancelled.

      If Borrower or any Obligor at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Lender deems advisable. Such insurance, if obtained by Lender, may, but need not, protect Borrower's or any Obligor's interests or pay any claim made by or against Borrower or any Obligor with respect to the Collateral. Such insurance may be more expensive than the cost of insurance Borrower may be able to obtain on its own and may be cancelled only upon Borrower providing evidence that it has obtained the insurance as required above. All sums disbursed by Lender in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and attorneys' fees, shall constitute Loans hereunder, shall be payable on demand by Borrower to Lender and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

      (f) COLLATERAL.

      Borrower shall, and shall cause each Obligor to, keep the Collateral in good condition, repair and order subject to normal wear and tear and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained. Borrower shall, and shall cause each Obligor to, permit Lender to examine any of the Collateral at any time and wherever the Collateral may be located and, Borrower shall, and shall cause each Obligor to, immediately upon request therefor by Lender, deliver to Lender any and all evidence of ownership of any of the Equipment including, without limitation, certificates of title and applications of title. Borrower shall, and shall cause each Obligor to, at the request of Lender, indicate on its records concerning the Collateral a notation, in form satisfactory to Lender acting reasonably, of the security interest of Lender hereunder.

      (g) USE OF PROCEEDS.

      All monies and other property obtained by Borrower from Lender pursuant to this Agreement shall be used solely to provide partial funding for the acquisition of certain assets from Bolton Steel Tube Co., Ltd. and for working capital purposes of Borrower.

      (h) TAXES.

         (i) Tax Returns and Payments. Borrower shall, and shall cause each Obligor to, file all required Tax returns and pay all Taxes when due, including, without limitation, Taxes imposed by federal, provincial or municipal agencies, and shall cause any Liens for Taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on Borrower's financial statements; (ii) the contesting of any such payment does not give rise to a Lien for Taxes; (iii) Borrower keeps on deposit with Lender (such deposit to be held with interest if deposit is greater than $100,000) an amount of money which, in the sole judgment of Lender, is sufficient to pay such Taxes and any interest or penalties that may accrue thereon; and (iv) if Borrower fails to prosecute such contest with reasonable diligence, Lender may apply the money so deposited in payment of such taxes. If Borrower or any Obligor fails to pay any such Taxes and in the absence of any such contest by Borrower, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such Taxes and/or to secure the release of any Lien therefor, and any sums so advanced by Lender shall constitute Loans hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

         (ii) Gross-Up for Withholding Tax. All payments to the Lender (or any successor or assignee thereof) by an Obligor under this Agreement shall be made free and clear of and without deduction or withholding for any and all Indemnified Taxes, unless required by law. If an Obligor shall be required by law or the interpretation thereof by the relevant Governmental Authority to deduct or withhold any such Indemnified Taxes from or in respect of any sum payable under this Agreement, (i) the amount payable shall be increased by such additional amount as may be necessary so that after making all required deductions or withholdings (including, without limitation, deductions or withholdings applicable to additional amounts paid under this Subsection 12(h)(ii) the Lender receives a net amount equal to the full amount it would have received if no deduction or withholding had been made; (ii) the Obligor shall make such required deductions or withholdings; (iii) the Obligor shall immediately pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law; and (iv) the Obligor shall deliver to the Lender, as soon as practicable after it has made such payment to the applicable Governmental Authority (x) a copy of any receipt issued by such Governmental Authority evidencing the payment of all amounts required to be deducted or withheld from the sum payable hereunder or (y) if such a receipt is not available from such Governmental Authority, notice of the payment of such amount deducted or withheld.

         (iii) Other Taxes. Each Obligor agrees to immediately pay any and all Other Taxes which arise from any payment made by such Obligor under this Agreement or the execution, delivery or registration of, or otherwise, with respect to this Agreement.

         (iv) Indemnity. Each Obligor shall indemnify and hold harmless the Lender for the full amount of Indemnified Taxes or Other Taxes imposed on or paid by the Lender and any liability (including penalties, interest and expenses payable or incurred in connection therewith) arising from or with respect to such Indemnified Taxes or Other Taxes, whether or not they were correctly or legally asserted. In addition, each Obligor shall indemnify the Lender for any Taxes (including Excluded Taxes) imposed by any jurisdiction on or with respect to any increased amount payable by such Obligor under Subsection 12(h)(ii) or Subsection 12(h)(v) or any payment by such Obligor under Subsection 12(h)(iii) or this Subsection 12(h)(iv). Payment under this indemnification shall be made within 30 days from the date the Lender makes written demand for it and the amounts have been fully and finally settled. A certificate containing reasonable detail as to the amount of such Taxes submitted to the relevant Obligor by the Lender shall be conclusive evidence, absent manifest error, of the amount due from such Borrower to the Lender. Each Obligor shall furnish to the Lender the original or a certified copy of a receipt, if available, or other reasonably acceptable document to the Lender evidencing payment of Taxes made by it within 30 days after the date of any such payment.

         (v) Authorized Foreign Banks. In addition to the provisions of Subsection 12(h)(ii) hereof, in respect of amounts paid or credited by an Obligor that is resident in Canada for purposes of the Income Tax Act (Canada) (the "ITA") to or for the benefit of a particular Lender that is an "authorized foreign bank" for purposes of the ITA, the obligations under this Subsection 12(h)(v) to pay an additional amount shall apply where the particular Lender is liable for Tax under Part XIII of the ITA in respect of such payment, even if the Obligor is not required under the ITA to deduct or withhold an amount in respect of Taxes on such payment and Subsection 12(h) hereof shall apply, mutatis mutandis, as if the Obligor was required to withhold an amount in respect of such Taxes. The notification provisions of Subsection 12(h) hereof shall apply when the relevant person becomes aware of the liability of the Lender for tax under Part XIII of the ITA.

         (vi) Survival. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Subsection 12(h) shall survive the payment in full of principal, interest, fees and any other amounts payable hereunder and the termination of this Agreement.

      (i) INTELLECTUAL PROPERTY.

      Borrower shall, and shall cause each Obligor to, maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it.

      (j) CHECKING ACCOUNTS AND CASH MANAGEMENT SERVICES.

      Borrower shall maintain a checking account with a financial institution acceptable to the Lender. Borrower shall be responsible for all normal charges assessed thereon.

      (k) DOCUMENTS, AGREEMENTS, ETC.

      Borrower and each Obligor shall execute and deliver, or cause to be executed and delivered, to Lender such documents and agreements, and such additional instruments of security, and shall take or cause to be taken, or do or cause to be done, such actions and things, as Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the Other Agreements, and in order to better register, perfect and protect the priority over all other Liens of the Security Interest.

      (l) PERMITTED REAL ESTATE FINANCING.

      Borrower shall notify the Lender thirty (30) days prior to the expiration of the Real Estate Purchase Agreement between Borrower and 138776 Ontario Inc., confirming that it has an executed commitment from a mortgagee financier regarding the purchase of the Haines Road real estate.

      13. NEGATIVE COVENANTS.

      Until payment and satisfaction in full of all Liabilities and termination of this Agreement, Borrower agrees as follows:

      (a) GUARANTEES.

      Borrower shall not, and shall ensure that each Obligor does not, assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business.

      (b) INDEBTEDNESS.

      Borrower shall not, and shall ensure that each Obligor does not, create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans, except that Borrower or an Obligor may (i) borrow money from a Person other than Lender on an unsecured and subordinated basis if a subordination agreement in favour of Lender and in form and substance satisfactory to Lender is executed and delivered to Lender relative thereto; (ii) maintain its present indebtedness listed on Schedule 11(n) hereto; (iii) incur unsecured indebtedness to trade creditors in the ordinary course of business; (iv) incur purchase money indebtedness or capitalized lease obligations in connection with Capital Expenditures permitted pursuant to Subsection 14(d) hereof; and (v) incur operating lease obligations requiring payments not to exceed Cdn.$100,000 in the aggregate during any Fiscal Year of Borrower.

      (c) LIENS.

      Borrower shall not, and shall ensure that each Obligor does not, grant or permit to exist (voluntarily or involuntarily) any Lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

      (d) MERGERS, AMALGAMATIONS, SALES, ACQUISITIONS, SUBSIDIARIES AND OTHER TRANSACTIONS OUTSIDE THE ORDINARY COURSE OF BUSINESS.

      Borrower and any Obligor shall not, in one or a series of transactions, carry on business with or through any other Person, enter into any partnership, joint-venture, co-venture or other combination, enter into any merger, amalgamation, reorganization or consolidation, or sell, lease or otherwise dispose of all or any part of its Property, except sales of Inventory in the ordinary course of business or as otherwise expressly permitted hereby, or wind up, liquidate, dissolve or cease to carry on business or agree to do any of the foregoing; Borrower and any Obligor shall not create any new Subsidiary or Affiliate or issue any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock; Borrower and any Obligor shall not permit any change in the ownership of its authorized and issued capital stock from that set out in Schedule 11(t); Borrower and any Obligor shall not enter into any transaction outside the ordinary course of such Person's business and Borrower and any Obligor shall not engage, directly or indirectly, in any line of business other than the businesses in which such Person is engaged on the Closing Date;

      (e) DIVIDENDS AND DISTRIBUTIONS.

      Borrower shall not (i) directly or indirectly declare or make, or incur any liability to make any distribution of funds or property, including, without limitation, any Distribution, except Distributions to the Borrower or by its Subsidiaries, and (ii) make any change in its capital structure without the Lender's written consent.

      (f) INVESTMENTS; LOANS.

      Borrower shall not, and shall ensure that each Obligor does not, purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than direct obligations of the government of Canada pledged and delivered to Lender; nor shall Borrower lend, otherwise advance funds or provide any form of financial assistance (whether by guarantee or otherwise) to any Person except for advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business.

      (g) FUNDAMENTAL CHANGES, FISCAL YEAR.

      Borrower shall not, and shall ensure that each Obligor does not, amend its organizational documents or change its Fiscal Year.

      (h) EQUIPMENT.

      Borrower shall not, and shall ensure that each Obligor does not, (i) permit any Equipment to become a Fixture to real property unless such real property is owned by Borrower or an Obligor and is subject to a mortgage in favour of Lender, or if such real property is leased, is subject to a landlord's agreement in favour of Lender on terms acceptable to Lender, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority Lien in favour of Lender.

      (i) AFFILIATE TRANSACTIONS.

      Except as set forth on Schedule 11(i) hereto or as permitted pursuant to Subsection 11(c) or Subsection 11(n) hereof, Borrower shall not conduct, permit or suffer to be conducted, transactions with Affiliates other than transactions for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favourable to Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

      (j) SETTLING OF ACCOUNTS.

      Borrower shall not settle or adjust any Account identified by Borrower as an Eligible Account or with respect to which the Account Debtor is an Affiliate, outside the ordinary course of business, without the consent of Lender, provided, that following the occurrence and continuance of a Default or an Event of Default, Borrower shall not settle or adjust any Account without the consent of Lender. Other than the Accounts owing to Bolton Steel Tube Co., Ltd., up to an aggregate amount of $110,000 per month, as permitted pursuant to that certain subordination agreement between Bolton Steel Tube Co., Ltd. and the Lender dated as of the date hereof.

      (k) MANAGEMENT FEES; COMPENSATION.

      Borrower shall not pay any management or consulting fees to any Persons
(a) at any time that Excess Availability is less than $500,000 or as a consequence of making such payment Excess Availability falls below $500,000 and
(b) in excess of $500,000 for the first year and one hundred ten percent (110%) of the prior year's aggregate amount for each subsequent year.

      (l) PAYMENTS TO RELATED PARTIES.

      Borrower shall not make any payment to an Obligor, Parent, Subsidiary or any other Affiliate other than as permitted pursuant to Subsection 11(i).

      (m) PLANS.

      If Plans exist, Borrower shall, and shall ensure each Obligor shall, cause each of its Plans to be duly qualified and administered in all material respects in compliance with all applicable laws (including regulations, orders and directives), and the terms of the Plans and any agreements relating thereto. If Plans exist, Borrower shall, and shall ensure that each Obligor shall, ensure that:

         (i) no Borrower or Obligor has any unfunded, solvency, or deficiency on windup liability in respect of any Plan including any Plan to be established and administered by it,

         (ii) all amounts required to be paid by any Borrower or Obligor in respect of a Plan are paid when due, and

         (iii) no liability upon any Borrower or Obligor or Lien on any Borrower's or Obligor's, as the case may be, Property arises or exists in respect of any Plan;

      (n) OTHER TRANSACTIONS.

      Borrower shall not, and shall ensure that each Obligor shall not, enter into any transaction which adversely affects the Collateral or such Person's ability to repay the Liabilities, and to perform its obligations under this Agreement and the Other Agreements signed by it, or otherwise cause, permit or suffer to occur or continue any adverse change in its condition (financial or otherwise), its ability to perform its obligations hereunder or the Collateral.

      (o) COLLATERAL AND BUSINESS CHANGES.

      Borrower shall not, and shall ensure that each Obligor shall not, make any changes in the ownership of the Collateral or in the operation of the business of Borrower or such Obligor.

      (p) NOTICES, VIOLATION NOTICES, ETC.

      Borrower shall, and shall ensure that each Obligor shall, deliver to
Lender:

         (i) subject to clause (ii) of this Subsection 13(p) no later than seven
(7) Business Days after the receipt of a notice of non-compliance, violation or contravention from any Governmental Authority with respect to the activities carried on by Borrower or any Obligor or as to any other matter whatsoever, a copy of the notice and a written action plan to remedy same; and

         (ii) immediately after becoming aware thereof, notice of any material violation or alleged violation by Borrower or any Obligor of Environmental Laws; or, immediately upon its receipt thereof, any action request, Violation Notice and any other notice that Borrower or any Obligor receives from a governmental or regulatory authority asserting that Borrower or such Obligor is or may not be in compliance with Environmental Laws or that its compliance is being investigated; or, immediately upon becoming aware of same, any violation of any Environmental Law that Borrower or any Obligor reports in writing or is required to report under any Environmental Law in writing (or for which any written report supplemental to any oral report is made) to any federal, provincial or local environmental agency or other governmental or regulatory authority.

      (q) SUBORDINATED DEBT

      Borrower shall not make any payments in respect of any Subordinated Debt except (i) as otherwise permitted in subordination agreements in form and substance satisfactory to the Lender, whose provisions thereof shall provide (in respect of all subordinating parties executing such agreements) that payments in respect of Subordinated Debt may be made if (i) Excess Access Availability, prior to and after the making of such payment, is greater than $500,000, (ii) no Default or Event of Default has occurred or would occur as a consequence of making such payment, and (iii) the Borrower is not in breach of any of its covenants and no covenant breach would occur as a consequence of making such payment; provided, however, that (x) the Guarantor's subordination agreement shall provide that the Borrower may make payments to Guarantor on short term debt (as outlined in such subordination agreement) if no Default or Event of Default has occurred or would occur as a consequence of making such payments, and (y) the Bolton Steel Tube Co., Ltd.'s subordination agreement shall provide that Bolton Steel Tube Co., Ltd. may set-off certain amounts owing to it by the Borrower as long as provisions (ii) and (iii) of this Subsection 13(q) are satisfied.

      14. FINANCIAL COVENANTS.

      Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below:

      (a) ADJUSTED NET WORTH.

      Borrower's Adjusted Net Worth shall not at any time be less than the Minimum Adjusted Net Worth; "MINIMUM ADJUSTED NET WORTH" being defined for purposes of this Subsection as at the date of initial disbursement of Loans under this Agreement of the greater of (x) Nine Million One Hundred Thousand Canadian Dollars (Cdn.$9,100,000), or (y) ninety percent (90%) of the actual Adjusted Net Worth as at such date ("CLOSING NET WORTH"). Adjusted Net Worth shall be increased by seventy-five percent (75%) of Borrower's net income during each quarter (but without reduction for any loss).

      (b) DEBT SERVICE COVERAGE RATIO.

      Borrower shall maintain at all times a Debt Service Coverage Ratio (tested quarterly) of not greater than 1.25 to 1.00 calculated on a (i) one quarter basis ending March 31, 2005, (ii) rolling two quarter basis ending June 30, 2005, (iii) rolling three quarter basis ending September 30, 2005, (iv) rolling four quarter basis ending December 31, 2005, and (v) rolling four quarter basis ending on each quarter thereafter.

      (c) INTEREST COVERAGE.

      Borrower shall maintain at all times an Interest Coverage Ratio (tested quarterly) of not less than 1.50 to 1.00 calculated on a (i) one quarter basis ending March 31, 2005, (ii) rolling two quarter basis ending June 30, 2005,
(iii) rolling three quarter basis ending September 30, 2005, (iv) rolling four quarter basis ending December 31, 2005, and (v) rolling four quarter basis ending on each quarter thereafter.

      (d) CAPITAL EXPENDITURE LIMITATIONS.

      Borrower shall not make any Capital Expenditure if, after giving effect to such Capital Expenditure, the aggregate cost of all Capital Expenditures would exceed Five Hundred Thousand Canadian Dollars (Cdn.$500,000) in any Fiscal Year of the Borrower unless Borrower receives Lender's consent, which may be granted by Lender in its sole discretion.

      15. DEFAULT.

      The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" by Borrower hereunder:

      (a) PAYMENT.

      The failure of any Obligor or the Guarantor to pay when due, declared due, or demanded by Lender, any of the Liabilities.

      (b) BREACH OF THIS AGREEMENT AND THE OTHER AGREEMENTS.

      The failure of any Obligor or the Guarantor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor or the Guarantor under this Agreement (other than the obligations subject of Subsection 15(a)) or any of the Other Agreements which remain unremedied after ten (10) Business Days written notice thereof.

      (c) BREACHES OF OTHER OBLIGATIONS.

      The failure of any Obligor or the Guarantor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor or the Guarantor under any other agreement with any Person in an aggregate principal amount exceeding $75,0000.

      (d) BREACH OF REPRESENTATIONS AND WARRANTIES.

      The making or furnishing by any Obligor or the Guarantor to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor or Guarantor and Lender, which is untrue or misleading in any respect.

      (e) LOSS OF COLLATERAL.

      The loss, theft, damage or destruction of, or (except as permitted hereby) sale, lease or furnishing under a contract of service of, any portion of the Collateral.

      (f) LEVY, SEIZURE OR ATTACHMENT.

      The making or any attempt by any Person to make any levy, seizure or attachment or Lien upon any portion of the Collateral unless the applicable Obligor or Guarantor is contesting such levy, seizure, attachment, or Lien in good faith by proper proceedings diligently pursued and where a stay of proceedings is in effect.

      (g) BANKRUPTCY OR SIMILAR PROCEEDINGS.

      The commencement of any proceedings in bankruptcy by or against any Obligor or the Guarantor or for the liquidation or reorganization of any Obligor or the Guarantor or alleging that such Obligor or the Guarantor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor's or the Guarantor's debts, whether under the Bankruptcy and Insolvency Act (Canada), the Companies' Credit Arrangement Act (Canada), the United States Bankruptcy Code or under any other law, whether provincial, federal or foreign, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor or the Guarantor; provided, however, that if such commencement of proceedings against such Obligor or the Guarantor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings provided that during such thirty (30) day period (A) such proceedings are being actively and diligently contested in good faith by the Obligor or the Guarantor, as applicable, and any relief or remedies upon or against any property of such Obligor or Guarantor have been stayed, (B) such proceedings have not given rise to any Material Adverse Effect, and (C) such proceedings have not otherwise resulted in any adjudication or declaration of bankruptcy or any of the other events referred to in this Section; though Lender shall have no obligation to make Loans to or issue, or cause to be issued, Letters of Credit on behalf of Borrower during such thirty (30) day period or, if earlier, until such proceedings are dismissed.

      (h) APPOINTMENT OF RECEIVER.

      The appointment of a receiver or trustee for any Obligor or the Guarantor for any of the Collateral or for any substantial part of any Obligor's or the Guarantor's assets or the institution of any proceedings for the dissolution or winding up, or the full or partial liquidation, or the merger, amalgamation or consolidation, of any Obligor or the Guarantor which is a corporation or a partnership without Lender's prior written consent, not to be unreasonably withheld.

      (i) JUDGMENT.

      The entry of any judgment or order against any Obligor or the Guarantor in excess of Cdn.$75,000 or the Equivalent in United States dollars.

      (j) DEATH OR DISSOLUTION OF OBLIGOR.

      The death of any Obligor or the Guarantor who is a natural Person, or of any general partner who is a natural Person of any Obligor or the Guarantor which is a partnership, or any member who is a natural Person of any Obligor which is a limited liability company or the dissolution of any Obligor which is a partnership, limited liability company, corporation or other entity.

      (k) DEFAULT OR REVOCATION OF GUARANTEE.

      The occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Lender pursuant to which such Person has guaranteed to Lender the payment of all or any of the Liabilities or has granted Lender a security interest in or Lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities.

      (l) CHANGE OF CONTROL.

      The failure of Guarantor to own and have voting control of at least one hundred percent (100%) of the issued and outstanding voting equity interests of Borrower.

      (m) CRIMINAL PROCEEDINGS.

      The institution in any court of a criminal proceeding against any Obligor or the Guarantor or the indictment of any Obligor or the Guarantor for any crime.

      (n) PROCEEDING

      The institution of any proceeding by a Person, including 1387746 Ontario Inc., (for specific performance, damages or otherwise) seeking any remedy for breach of contract against the Borrower regarding the purchase of the Haines Road premises.

      (o) CHANGE OF MANAGEMENT.

      If there is a material change in the Officers of the Guarantor or the Borrower; or

      (p) OTHER AGREEMENTS.

      The occurrence of a default or an event of default, which continues after the passage of any cure period, under any other agreement or instrument evidencing indebtedness for borrowed money in excess of One Hundred Thousand Canadian Dollars (Cdn.$100,000) (or the Equivalent thereof in United States dollars) executed or delivered by the Borrower or any other Obligor or the Guarantor or pursuant to which agreement or instrument the Borrower or any other Obligor or its properties is or may be bound, or if default shall occur in respect of the any other indebtedness of an Obligor or the Guarantor and such default shall continue for more than the cure period, if any, specified with respect thereto, or if any such indebtedness shall be declared due and payable prior to the stated maturity thereof or if the Borrower or any other Obligor or the Guarantor otherwise defaults in the performance of any material term or condition contained in any document relating to a Permitted Lien.

      (q) MATERIAL ADVERSE CHANGE.

      Any material adverse change in the Collateral, business, property, assets, prospects, operations or condition, financial or otherwise of any Obligor or the Guarantor, as determined by Lender in its sole judgment acting in good faith or the occurrence of any event which, in Lender's sole judgment, acting in good faith, could have a Material Adverse Effect.

      16. REMEDIES UPON AN EVENT OF DEFAULT.

      (a) REVOLVING LOANS AND LETTERS OF CREDIT

         Upon the occurrence and continuance of an Event of Default, Lender shall have no further obligation to grant any Loan or issue or cause to be issued any Letter of Credit.

      (b) REMEDIES

      Upon the occurrence of an Event of Default described in Section 15(a), (g) and (h) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind except as required by law. Upon the occurrence and continuance of any other Event of Default, all of the Liabilities may, at the option of Lender, and without demand, notice or legal process of any kind except as required by law, be declared, and immediately shall become, due and payable. Upon either occurrence Lender may, in addition to any other right or remedy which it may have under the PPSA, at law or in equity, proceed to realize its security hereunder and to enforce its rights by:

         (i) entry;

         (ii) the appointment by instrument in writing of a receiver or receivers of the Collateral or any part thereof (which receiver or receivers may be any person or persons, whether an officer or officers or employee or employees of Lender or not and Lender may remove any receiver or receivers so appointed and appoint another or others in his or their stead);

         (iii) proceedings in any court of competent jurisdiction for the appointment of a receiver or receivers or for sale of the Collateral or any part thereof; or

         (iv) any other action, suit, remedy or proceeding authorized or permitted hereby or by law or by equity.

      In addition, Lender may file such proofs of claim and other documents as may be necessary or advisable in order to have its claim lodged in any bankruptcy, winding up or other judicial proceedings relating to the Borrower, any other Obligor or the Guarantor.

      Any receiver or receivers so appointed shall have power to:

         (i) take possession of and to use the Collateral of any part thereof;

         (ii) carry on the business of the Borrower or any other Obligor (including, but not limited to, the taking or defending of any actions or legal proceedings, and the doing or refraining from doing all other things as to the receiver may seem necessary in connection with the business, operations and affairs of the Borrower or any other Obligor);

         (iii) borrow money required for the maintenance, preservation or protection of the Collateral or any part thereof or the carrying on of the business of the Borrower or any other Obligor;

         (iv) further charge the Collateral in priority to the security interests of this Agreement as security for money so borrowed; and

         (v) sell, lease or otherwise dispose of the whole or any part of the Collateral on such terms and conditions and in such manner as the receiver shall determine.

      Lender shall not be responsible for any actions or errors of omission by the receiver or receivers in exercising any such powers.

      In addition, Lender may enter upon, use, occupy and possess the Collateral or any part thereof, free from all encumbrances, Liens and charges, except for Permitted Liens, without hindrance, interruption or denial of the same by the Borrower, by any other Obligor or by any other Person or Persons save only a landlord pursuant to its rights of reversion under any lease of real property on expiry of its term and subject to the rights of prior secured creditors in respect of any Collateral pursuant to Permitted Liens, and may lease or sell the whole or any part or parts of the Collateral. Any sale hereunder may be made by public auction, by public tender or by private contract, with or without notice and with or without advertising and without any other formality (except as required by law), all of which are hereby waived by the Obligors. Such sale shall be on such terms and conditions as to credit or otherwise and as to upset or reserve bid or price as to Lender in its sole discretion may seem advantageous. Such sale may take place whether or not Lender has taken possession of the Collateral.

      No remedy for the realization of the security interests granted herein or for the enforcement of the rights of Lender shall be exclusive of or dependent on any other such remedy, but any one or more of such remedies may from time to time be exercised independently or in combination. The term "receiver" as used in this Agreement includes a receiver and manager.

      At Lender's request, the Obligors (or any of them) shall at their expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender. Each Obligor recognizes that if such Obligor fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Lender, and each Obligor agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving irreparable harm. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least fifteen (15) calendar days before such disposition. Any proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses and any borrowings in connection with the Collateral and its realization including, without limitation, legal fees and disbursements (on a full indemnity basis) and any balance of such proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect or re elect. Any and all costs, fees, etc. of the Lender expended hereunder, shall be charged to, and for, the Borrower's account.

      17. CONDITIONS PRECEDENT.

      The obligation of Lender to fund the Term Loan, to fund the initial Revolving Loan, and to issue or cause to be issued any initial Letter of Credit, is subject to the satisfaction or waiver on or before the date hereof of the following conditions precedent:

      (a) Lender shall have received each of the agreements, opinions, reports, approvals, consents, certificates, registrations and other documents set forth on the closing document list attached hereto (including the documents) as
Schedule 17(a) (the "CLOSING AGENDA") in each case in form and substance satisfactory to Lender;

      (b) Since September 30, 2004, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on any Obligor, as determined by Lender in its sole discretion;

      (c) Lender shall have received payment in full of all fees and expenses payable to it by Borrower or any other Person in connection herewith, on or before disbursement of the initial Loans hereunder;

      (d) Lender shall have determined that, immediately after giving effect to
(A) the making of the initial Loans, including without limitation the Term Loan and the Revolving Loans, if any, requested to be made on the date hereof, (B) the issuance of any initial Letter of Credit, if any, requested to be made on such date, (C) the payment of all fees due upon such date, (D) the payment or reimbursement by Borrower of Lender for all closing costs and expenses incurred in connection with the transactions contemplated hereby, and (E) any reserves maintained by Lender, Borrower has Excess Availability of not less than One Million Canadian Dollars (Cdn.$1,000,000) ;

      (e) Satisfactory completion of Lender's due diligence and credit investigation, including an examination by Lender and/or an independent firm of the books and records and an assessment of the adequacy of systems and procedures to facilitate Lender's effective ongoing monitoring and assessment of its collateral position;

      (f) Satisfactory review by Lender of the most recent management prepared interim statements of Borrower and Guarantor evidencing no material changes that would result in material amendment to the financial forecasts presented;

      (g) Guarantor's initial public offering to have been completed prior to the Closing Date and shall have generated no less than net proceeds of Fifteen Million Canadian Dollars (Cdn.$15,000,000);

      (h) Guarantor shall have provided the Borrower with a capital infusion on or prior to the Closing Date in an amount not less than Ten Million Three Hundred and Fifty Thousand Canadian Dollars (Cdn.$10,350,000) or such higher amount as may be required to complete the acquisition of the Haines Road assets from Bolton Steel Tube Co., Ltd. after including financing available hereunder.

      (i) Delivery of a lease agreement between 1387746 Ontario Inc. (owner of the premises located at 2495 Haines Road, Mississauga, Ontario) and Borrower on terms satisfactory to Lender;

      (j) Completion of the amalgamation of BST Acquisition Ltd. and the Borrower including delivery of all satisfactory documentation in respect thereof required by the Lender;

      (k) Borrower shall have supplied: (i) Up to date aged accounts receivable, aged accounts payable and inventory listings; (ii) audited financial statements for the fiscal years ending 2001, 2002 and 2003; (iii) updated internally prepared balance sheet, profit and loss and cash flow projections (with Borrower shown separately from, and combined with, the acquisition of the Haines Road assets), on a monthly basis for the first 12 months and then annually for a total of three years based on the proposed debt structure contemplated herein; and (iv) an updated opening balance sheet reflecting valuations of accounts, inventory, machinery and equipment, as well as the proposed debt structure and other adjustments all in form, substance, and content satisfactory to Lender to assure that (a) the assets of Borrower, at a fair valuation, exceeds the total liabilities, (b) Borrower is able to meet the financial covenants proposed herein and to pay its debts as they mature, and (c) Borrower has sufficient capital to conduct business;

      (l) Receipt of satisfactory results of Lien, judgment, and other searches and investigations with respect to the personal property of Borrower;

      (m) Receipt of satisfactory results of investigations in respect of the senior management of the Borrower;

      (n) Completion of satisfactory review of all material contracts/purchase orders;

      (o) Receipt of current acceptable appraisal on unencumbered machinery & equipment on a net Orderly Liquidation Value and a net Forced Liquidation Value by an appraiser acceptable to the Lender;

      (p) Receipt of current appraisal on eligible inventory on a net Orderly Liquidation Value basis by an appraiser acceptable to the Lender;

      (q) The Obligors shall have executed and delivered to Lender all such other documents, instruments and agreements which Lender determines are reasonably necessary to consummate the transactions contemplated hereby; and

      (r) There shall be no material change in the information presented to the Lender by Borrower and Guarantor and no material litigation or claims with respect to any aspect of the transactions contemplated by this Agreement shall have occurred.

      18. NONLIABILITY OF LENDER.

      The relationship between Borrower and Lender shall be solely that of borrower and lender. Lender shall not have any fiduciary responsibilities to Borrower. Lender does not undertake any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower's business or operations.

      19. INDEMNIFICATION.

      Borrower and each Obligor agrees to defend (with counsel satisfactory to Lender; provided that Stikeman Elliott LLP and Honigman Miller Schwartz and Cohn LLP are hereby deemed to be counsel reasonably satisfactory to the Lender), protect, indemnify and hold harmless Lender, each affiliate or subsidiary of Lender, and each of its respective shareholders, members, officers, directors, managers, employees, attorneys and agents (each an "INDEMNIFIED PARTY") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, provincial or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans, any Letters of Credit or hedging contract or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that Borrower and each Obligor shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the wilful misconduct or negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower and each Obligor shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower and/or the applicable Obligor or Guarantor, be added to the Liabilities of Borrower and be secured by the Collateral. The provisions of this Section 19 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

      20. GENERAL PROVISIONS.

      (a) ACCOUNTING TERMS AND DEFINITIONS.

      Unless otherwise defined or specified herein, all defined terms in Section 1 as used in this Agreement shall have the meanings set out in such Section, and all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the financial statements delivered by the Obligors to Lender on or before the Closing Date. All accounting determinations for purposes of determining compliance with the financial covenants contained in Section 14 shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the financial statements delivered to Lender by the Obligors on or before the Closing Date. The financial statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the reviewed financial statements delivered to Lender by the Obligors on or before the Closing Date, the certificates required to be delivered pursuant to Section 9 demonstrating compliance with the covenants contained herein shall include, at the election of the Obligors or upon the reasonable request of Lender, calculations setting forth the adjustments necessary to demonstrate how the Obligors are in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

      (b) NOTICE.

      All written notices and other written communications with respect to this Agreement or any of the Other Agreements shall be sent by ordinary or registered mail, by telecopy or delivered in person, and in the case of Lender shall be sent to it at Maritime Life Tower, 15th Floor, P.O. Box 114, Toronto Dominion Centre, Toronto, Ontario M5K 1G8 Attention: First Vice President, Asset Based Lending, (if by telecopy to telecopy number ((416) 367-7943) and in the case of each Obligor shall be sent to such Obligor at its principal place of business and/or telecopier number all as set forth on Schedule 11(b) of this Agreement. The notice or other communication so sent shall be deemed to be received on the day of personal delivery or telecopy if delivered or sent during normal business hours on a Business Day, or otherwise on the next following Business Day, or if mailed, three (3) Business Days following the date of such mailing.

      (c) CHOICE OF GOVERNING LAW AND CONSTRUCTION.

      Except as expressly set forth therein, this agreement and the other agreements shall be governed and controlled by the laws of the Province of Ontario and the laws of Canada applicable therein as to interpretation, enforcement, validity, construction, effect, and in all other respects, including, without limitation, the legality of the interest rate and other charges, but excluding perfection of the security interests in the collateral, which shall be governed and controlled by the laws of the relevant jurisdiction. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

      (d) FORUM SELECTION AND SERVICE OF PROCESS.

      To induce Lender to accept this Agreement, each Obligor irrevocably agrees that, subject to Lender's sole and absolute election, all actions or proceedings in any way, manner or respect, arising out of or from or related to this agreement, the other agreements or the collateral shall be litigated in courts having situs within the City of Toronto, Province of Ontario. Each Obligor hereby consents and submits to the jurisdiction of any local, provincial or federal courts located within said city and province. Each Obligor hereby waives any right it may have to transfer or change the venue of any litigation brought against such Obligor by Lender in accordance with this Subsection 20(d).

      (e) MODIFICATION AND BENEFIT OF AGREEMENT.

      This Agreement and the Other Agreements may not be modified, altered, amended or restated except by an agreement in writing signed by the Obligors and Lender. No Obligor may sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof including, without limitation, such Obligor's right, title, interest, remedies, powers or duties thereunder without Lender's written consent. Each Obligor hereby consents to Lender's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participation therein including, without limitation, Lender's right, title, interest, remedies, powers and/or duties thereunder. Each Obligor agrees that it shall execute and deliver such documents as Lender may request in connection with any such sale, assignment, transfer or other disposition.

      (f) CURRENCY AND CURRENCY CONVERSION.

      Unless otherwise specified herein, all statements or references to dollar amounts in this Agreement shall mean lawful money of Canada. Whenever in this Agreement there is a need to convert Canadian dollars to United States dollars, or vice versa, or any other foreign currency, for the purpose of any valuation, calculation or determination (including the determination of an Equivalent for the purpose of expressing an amount in one currency as an amount in another currency), the rate of exchange to be used shall be the spot foreign exchange rate determined by Lender in accordance with its usual procedures.

      (g) HEADINGS OF SUBDIVISIONS.

      The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

      (h) POWER OF ATTORNEY.

      Each Obligor acknowledges and agrees that its appointment of Lender as its attorney and agent in fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are paid in full and this Agreement is terminated.

      (i) WAIVERS, CONFIDENTIALITY.

         (i) In no event shall Lender be liable for lost profits or other special or consequential damages.

         (ii) Each Obligor hereby waives all rights to notice and hearing of any kind prior to the exercise by Lender of its rights to repossess the collateral of borrower without judicial process or to replevy, attach or levy upon such collateral without prior notice or hearing.

         (iii) Each Obligor hereby waives demand, presentment, protest and notice of nonpayment.

         (iv) Lender's failure, at any time or times hereafter, to require strict performance by the Obligors (or any of them) of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of the Obligors (or any of them) contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender and directed to the applicable Obligor specifying such suspension or waiver.

         (v) Lender agrees to use reasonable efforts to ensure that financial statements or other information relating to the Borrower which may be delivered to it pursuant to this Agreement and the Other Agreements and which are not publicly filed or otherwise made available to the public generally (and which are not independently known to Lender) will, to the extent permitted by law, be treated confidentially by the Lender and will not, except with the consent of the Borrower, be distributed or otherwise made available by the Lender to any Person other than its directors, officers, employees, authorized agents, counsel or other representatives (provided the other representatives have agreed or are under a duty to keep all information confidential) required, in the reasonable opinion of the Lender, to have such information. Lender is authorized to deliver a copy of any financial statements or any other information which may be delivered to it pursuant to this Agreement, to (i) any actual or potential assignee provided notice is given to the Borrower and the assignee agrees to keep all such information confidential; and (ii) any Governmental Authority having jurisdiction over the Lender in order to comply with any applicable law.

      (j) TIMING OF PAYMENTS.

      Any payment required to be made by an Obligor to Lender hereunder or under any of the Other Agreements shall be made in the currency in respect of which the obligation requiring such payment arose. Any payment received by Lender after 3:00 p.m. (Toronto time) on a Business Day, or on any day that is not a Business Day, shall be credited to the account of the applicable Obligor on the next following Business Day.

      (k) JUDGMENT CURRENCY.

      If in the recovery by Lender of any amount owing hereunder in any currency, judgment can only be obtained in another currency and because of changes in the exchange rate of such currencies between the date of judgment and payment in full of the amount of such judgment, the amount of recovery under the judgment differs from the full amount owing hereunder, the Obligors shall pay any such shortfall to Lender; such shortfall can be claimed by Lender against the Obligors as an alternative or additional cause of action and any surplus received by Lender will be repaid to the Obligors.

      (l) SEVERABILITY.

      In the event any provision of this Agreement is for any reason held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      (m) CONFLICTS.

      In the event there occurs any conflict or inconsistency between any provision hereof and any provision of the Other Agreements, the provision hereof shall govern.

      (n) COUNTERPARTS.

      This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

      (o) COMMITMENT LETTER SUPERSEDED.

      For greater certainty, this Agreement supersedes the commitment letter dated February 11, 2005 from Lender to the Borrower and accepted by the Borrower on February 15, 2005.

             [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                         LASALLE BUSINESS CREDIT, A DIVISION OF
STEELBANK INC.                           ABN AMRO BANK N.V., CANADA
                                         BRANCH, AS LENDER

Per:  /s/ Richard E. Clark               Per: /s/ Aaron Turner
      ---------------------------             -------------------------------
      Name: Richard E. Clark                  Name: First Vice President
      Title: Assistant Secretary              Title:

                                         Per: /s/ Darcy Mack
                                              ------------------------------
                                              Name: Darcy Mack
                                              Title: First Vice President

                                    EXHIBIT A
                             FORM OF REVOLVING NOTE

Executed as of the 17th day of February, 2005.

Amount Cdn.$8,000,000

      FOR VALUE RECEIVED, the undersigned promises to pay to the order of LASALLE BUSINESS CREDIT, A DIVISION OF ABN AMRO BANK N.V., CANADA BRANCH (hereinafter, together with any holder hereof, called the "Lender"), at the main office of the Lender, the principal sum of EIGHT MILLION DOLLARS in the lawful currency of Canada (Cdn.$8,000,000) or such lesser amount as may then constitute the unpaid principal amount of all advances made by the Lender to the undersigned pursuant to and in accordance with Subsection 2(a) of the Loan Agreement (as hereinafter defined). The undersigned further promises to pay interest on the outstanding principal amount hereof on the dates and at the rates provided in the Loan Agreement with respect to Revolving Loans from the date hereof until payment in full hereof.

      This Revolving Note ("Note") is referred to in and was delivered pursuant to that certain Loan Agreement dated as of February 17, 2005 by and among the Lender and the undersigned (as the same may be amended, supplemented, revised, restated or replaced from time to time (the "Loan Agreement")). All terms which are capitalized and used herein (which are not otherwise defined herein) shall have the meanings ascribed to such terms in the Loan Agreement.

      THE OUTSTANDING PRINCIPAL BALANCE OF THE UNDERSIGNED'S LIABILITIES TO THE LENDER UNDER THIS NOTE SHALL BE PAYABLE PURSUANT TO THE TERMS OF THE LOAN AGREEMENT RELATING TO REVOLVING LOANS.

      The undersigned hereby authorizes the Lender to charge any account of the undersigned for all sums due hereunder. If payment becomes due and payable hereunder on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made in the manner and at the time provided in the Loan Agreement. It is the intent of the parties that the rate of interest and other charges to the undersigned under this Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which the Lender may lawfully charge the undersigned, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the undersigned.

      The principal and all accrued interest hereunder may be prepaid by the undersigned, in part or in full, at any time; provided, however, that if Borrower prepays all of the Liabilities prior to the end of the term of the Loan Agreement, the undersigned shall pay a termination fee as provided in the Loan Agreement.

      The undersigned waives the benefit of any law that would otherwise restrict or limit the Lender in the exercise of its rights, which is hereby acknowledged, to set-off against the Liabilities, without notice and at any time hereafter, any indebtedness matured or unmatured owing from the Lender to the undersigned. The undersigned waives every defence, counterclaim or set-off which the undersigned may now have or hereafter may have to any action by the Lender in enforcing this Note.

      The undersigned, any other party liable with respect to the Liabilities and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonour, protest, and all other notices and demands in connection with the enforcement of the Lender's rights hereunder.

      THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE PROVINCE OF ONTARIO AND OF CANADA APPLICABLE THEREIN AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon the undersigned and the undersigned's legal representatives, successors and assigns. If this Note contains any blanks when executed by the undersigned, the Lender is hereby authorized, without notice to the undersigned, to complete any such blanks according to the terms upon which the loan or loans were granted. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Note.

      Notwithstanding any other term or provision hereof, in the event that any provisions hereof contradict or are incapable of being construed in conjunction with the provisions of the Loan Agreement, the provisions of the Loan Agreement shall take precedence over those contained herein and, in particular, if any act of the Borrower is expressly permitted under the Loan Agreement but is prohibited hereunder, any such act shall be permitted hereunder.

      To induce the Lender to make the loan evidenced by this Note, the undersigned (i) irrevocably agrees that, subject to the Lender's sole and absolute election, all actions arising directly or indirectly as a result or in consequence of this Note or any other agreement with the Lender, or the Collateral, shall be instituted and litigated only in courts having situs in the City of Toronto, (ii) hereby consents to the exclusive jurisdiction and venue of any Court located and having its situs in said city, and (iii) waives any objection based on forum non-conveniens.

      As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction and in particular the word "undersigned" shall be so construed.

      IN WITNESS WHEREOF, the undersigned has executed this Note on the date above set forth.

                                               STEELBANK INC.

                                               Per:_____________________________
                                                       Name:
                                                       Title:

                                    EXHIBIT B
                                FORM OF TERM NOTE

CDN.$2,100,000                                                 FEBRUARY 17, 2005

      Reference is made to the Loan Agreement dated as of February 17, 2005 between STEELBANK INC. (the "Borrower"), and LASALLE BUSINESS CREDIT, A DIVISION OF ABN AMRO BANK CANADA (the "Lender") (as the same may be amended, supplemented, revised, restated or replaced from time to time, the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

      FOR VALUE RECEIVED the Borrower hereby promises to pay to the order of the Lender at 15th Floor, Maritime Life Tower, Toronto-Dominion Centre, Toronto, Ontario, M5K 1G8 TWO MILLION ONE HUNDRED THOUSAND CANADIAN DOLLARS (CDN.$2,100,000). Unless and until the occurrence of an Event of Default, the Borrower shall pay to the Lender, in permanent reduction of the principal amount outstanding hereunder, monthly payments of principal in the amount of THIRTY-FIVE THOUSAND CANADIAN DOLLARS (CDN.$35,000) on the last day of each month in arrears, or on the next succeeding Business Day if such payment due date is not a Business Day, commencing on March 31, 2005, provided, however, that a mandatory prepayment of the Term Loan shall be immediately due and payable without the need for any notice, demand or observance of any other formality whatsoever upon the occurrence of either of:

      (a) a sale of assets in accordance with Subsection 2(c)(iii)(A) of the Loan Agreement; or

      (b) Excess Cash Flow in accordance with Subsection 2(c)(iii)(B) of the Loan Agreement.

      Any payments and/or prepayments made on the Term Loan shall be applied to the outstanding balance in accordance with the terms of the Loan Agreement.

      The aggregate amount outstanding of all indebtedness and obligations of the Borrower hereunder (including principal and interest) shall be immediately due and payable without the need for any notice, demand or observance of any other formality whatsoever, upon the occurrence and continuance of an Event of Default and otherwise in accordance with the terms of the Loan Agreement.

      The Borrower hereby agrees to pay interest on the principal amount outstanding hereunder from time to time at the rate per annum and in the manner specified in the Loan Agreement.

      The Borrower shall pay to the Lender its legal expenses and collection costs incurred in any enforcement of this Note.

      The Borrower hereby waives presentment, notice of dishonour, protest and all demands, notices and observance of any other formalities whatsoever in connection with the execution, delivery, acceptance, performance or enforcement of this Note. The Borrower's obligations hereunder are absolute and unconditional and shall not be subject to any set-off or other claim whatsoever of the Borrower.

      Subject to the terms of the Loan Agreement, the Lender may endorse, negotiate, sell, assign and otherwise deal with this Note in its absolute discretion and this Note shall be treated in all respects as a negotiable instrument.

      THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE PROVINCE OF ONTARIO AND OF CANADA APPLICABLE THEREIN AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon the undersigned and the undersigned's legal representatives, successors and assigns. If this Note contains any blanks when executed by the undersigned, the Lender is hereby authorized, without notice to the undersigned, to complete any such blanks according to the terms upon which the loan or loans were granted. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Note.

      Notwithstanding any other term or provision hereof, in the event that any provisions hereof contradict or are incapable of being construed in conjunction with the provisions of the Loan Agreement, the provisions of the Loan Agreement shall take precedence over those contained herein and, in particular, if any act of the Borrower is expressly permitted under the Loan Agreement but is prohibited hereunder, any such act shall be permitted hereunder.

      To induce the Lender to make the loan evidenced by this Note, the undersigned (i) irrevocably agrees that, subject to the Lender's sole and absolute election, all actions arising directly or indirectly as a result or in consequence of this Note or any other agreement with the Lender, or the Collateral, shall be instituted and litigated only in courts having situs in the City of Toronto, (ii) hereby consents to the exclusive jurisdiction and venue of any Court located and having its situs in said city, and (iii) waives any objection based on forum non-conveniens.

      As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction and in particular the word "undersigned" shall be so construed.

      IN WITNESS WHEREOF, the undersigned has executed this Note on the date above set forth.

                                               STEELBANK INC.

                                               Per:_____________________________
                                                     Name:
                                                     Title:

                                      -2-